                                                                    EXHIBIT 2.18

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                            ASSET EXCHANGE AGREEMENT


                                     Among


                  EVERGREEN MEDIA CORPORATION OF LOS ANGELES,


                 EVERGREEN MEDIA CORPORATION OF THE BAY STATE,


                              WKLB LICENSE CORP.,


                           GREATER MEDIA RADIO, INC.


                                      and


                         GREATER WASHINGTON RADIO, INC.



                           Dated as of June 13, 1996


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

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I     DEFINITIONS................................................     2

ARTICLE II    EXCHANGE OF ASSETS.........................................     7
     2.1   Exchange of  Personal Property and Records....................     7
     2.2   Exchange of Real Property Leases..............................     7
     2.3   Exchange of Non-LMA Contracts.................................     8
     2.4   Exchange of Station Licenses..................................     8
     2.5   Exchange of Intellectual Property.............................     8
     2.6   Appraisals; Tax Reporting.....................................     8
     2.7   Excluded Assets...............................................     9
     2.8   Liens.........................................................    11
     2.9   Assumption of Liabilities.....................................    11

ARTICLE III   CLOSING....................................................    12
     3.1   Closing.......................................................    12

ARTICLE IV    GOVERNMENTAL CONSENTS......................................    12
     4.1   FCC Consent...................................................    12
     4.2   Compliance with HSRA..........................................    13
     4.3   Other Governmental Consents...................................    13

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF GMI......................    13
     5.1   Organization and Standing.....................................    13
     5.2   Authorization and Binding Obligation..........................    13
     5.3   Absence of Conflicting Agreements or Required Consents........    14
     5.4   Governmental Authorization....................................    14
     5.5   Washington Real Property Leases...............................    15
     5.6   Title to and Condition of Washington Personal Property........    15
     5.7   Washington Intellectual Property..............................    16
     5.8   Washington Contracts..........................................    16
     5.9   Personnel Information.........................................    17
     5.10  Employee Benefit Plans........................................    17
     5.11  Litigation....................................................    18
     5.12  Compliance with Laws..........................................    18
     5.13  Transaction with Affiliates...................................    19
     5.14  Washington Financial Statements...............................    19
     5.15  Absence of Changes or Events..................................    19

     5.16  Insurance.....................................................    19
     5.17  Taxes.........................................................    19
     5.18  Environmental Matters.........................................    20
     5.19  Bankruptcy....................................................    20
     5.20  Washington Assets.............................................    20
     5.21  Foreign Investment in Real Property Tax Act...................    21
     5.22  Disclosure....................................................    21

ARTICLE VI    REPRESENTATIONS AND WARRANTIES OF EVERGREEN................    21
     6.1   Organization and Standing.....................................    21
     6.2   Authorization and Binding Obligation..........................    21
     6.3   Absence of Conflicting Agreements or Required Consents........    22
     6.4   Governmental Authorization....................................    22
     6.5   Boston Real Property Leases...................................    23
     6.6   Title to and Condition of Boston Personal Property............    23
     6.7   Boston Intellectual Property..................................    24
     6.8   Boston Contracts..............................................    24
     6.9   Personnel Information.........................................    25
     6.10  Employee Benefit Plans........................................    25
     6.11  Litigation....................................................    26
     6.12  Compliance with Laws..........................................    26
     6.13  Transaction with Affiliates...................................    26
     6.14  Boston Financial Statements...................................    27
     6.15  Absence of Changes or Events..................................    27
     6.16  Insurance.....................................................    27
     6.17  Taxes.........................................................    27
     6.18  Environmental Matters.........................................    27
     6.19  Bankruptcy....................................................    28
     6.20  Boston Assets.................................................    28
     6.21  Foreign Investment in Real Property Tax Act...................    28
     6.22  Disclosure....................................................    28

ARTICLE VII   COVENANTS OF THE PARTIES...................................    29
     7.1   Interim Operation.............................................    29
     7.2   Access to the Stations........................................    30
     7.3   Third-Party Consents..........................................    30
     7.4   Notification..................................................    31
     7.5   No Inconsistent Action........................................    31
     7.6   Estoppel Certificates; Consent and Waiver.....................    31

ARTICLE VIII  ADDITIONAL COVENANTS.......................................    32
     8.1   Reasonable Best Efforts.......................................    32
     8.2   Control of Stations...........................................    32

     8.3   Employees.....................................................    32
     8.4   Renewal of Contracts..........................................    32
     8.5   Post-Closing Covenants........................................    33
     8.6   Fairbanks Agreement...........................................    33

ARTICLE IX    CONDITIONS PRECEDENT TO GMI'S OBLIGATION TO
              CLOSE......................................................    33
     9.1   Representations, Warranties and Covenants.....................    33
     9.2   Governmental Consents.........................................    34
     9.3   Adverse Proceedings...........................................    34
     9.4   Deliveries....................................................    34
     9.5   WWRC..........................................................    34

ARTICLE X     CONDITIONS PRECEDENT TO EVERGREEN'S OBLIGATION TO CLOSE....    34
     10.1  Representations, Warranties and Covenants.....................    34
     10.2  Governmental Consents.........................................    35
     10.3  Adverse Proceedings...........................................    35
     10.4  Deliveries....................................................    35
     10.5  WWRC..........................................................    35

ARTICLE XI    DOCUMENTS TO BE DELIVERED AT THE CLOSING...................    35
     11.1  Documents to be Delivered by Evergreen........................    35
     11.2  Documents to be Delivered by GMI..............................    36

ARTICLE XII   TRANSFER TAXES; FEES AND EXPENSES..........................    38
     12.1  Transfer Taxes and Similar Charges............................    38
     12.2  Expenses......................................................    38

ARTICLE XIII  BROKER'S COMMISSION OR FINDER'S FEE........................    38
     13.1  GMI's Representation and Agreement to Indemnify...............    38
     13.2  Evergreen's Representation and Agreement to Indemnify.........    39

ARTICLE XIV   INDEMNIFICATION............................................    39
     14.1  Indemnification by Evergreen..................................    39
     14.2  Indemnification by GMI........................................    41
     14.3  Indemnification Procedures....................................    42

ARTICLE XV    TERMINATION RIGHTS.........................................    43
     15.1  Termination...................................................    43
     15.2  Liability.....................................................    45

ARTICLE XVI   REMEDIES UPON DEFAULT......................................    45
     16.1  GMI's Remedies; Specific Performance..........................    45
     16.2  Evergreen's Remedies; Specific Performance....................    45

ARTICLE XVII  OTHER PROVISIONS...........................................    46
     17.1  Risk of Loss..................................................    46
     17.2  Publicity.....................................................    47
     17.3  Benefit and Assignment........................................    47
     17.4  No Third-Party Beneficiaries..................................    47
     17.5  Nature of Representations and Warranties;
           Entire Agreement; Amendments, etc.............................    47
     17.6  Interpretation................................................    48
     17.7  Choice of Law; Jurisdiction...................................    48
     17.8  Notices.......................................................    48
     17.9  Counterparts..................................................    49
     17.10 Further Assurances............................................    50

SCHEDULES

4.3    Other Governmental Consents
5.1    Jurisdictions of Qualification
5.3    GMI's Required Consents
5.4    Washington Station Licenses and Governmental Consents
5.5    Washington Real Property Leases
5.6    Washington Personal Property
5.7    Washington Intellectual Property
5.8    Washington Contracts
5.9    Washington Personnel Information
5.10   Washington Employee Plans
5.11   Litigation Involving GMI
5.13   Transactions with Affiliates of GMI
5.14   Washington Financial Statements
5.15   Absence of Changes or Events with respect to Washington Station
5.16   Insurance for Washington Assets
5.18   Washington Environmental Matters
5.20   Washington Assets
6.1    Jurisdictions of Qualification
6.3    Evergreen's Required Consents
6.4    Boston Station Licenses and Governmental Consents
6.5    Boston Real Property Leases
6.6    Boston Personal Property
6.7    Boston Intellectual Property
6.8    Boston Contracts
6.9    Boston Personnel Information
6.10   Boston Employee Plans
6.11   Litigation Involving Evergreen
6.13   Transactions with Affiliates of Evergreen
6.14   Boston Financial Statements
6.15   Absence of Changes or Events with respect to Boston Station
6.16   Insurance for Boston Assets
6.18   Boston Environmental Matters
6.20   Boston Assets

                           ASSET EXCHANGE AGREEMENT


     ASSET EXCHANGE AGREEMENT, dated as of June 13, 1996, among Evergreen Media Corporation of Los Angeles, a Delaware corporation, Evergreen Media Corporation of the Bay State, a Delaware corporation, WKLB License Corp., a Delaware corporation, Greater Media Radio, Inc., a Delaware corporation, and Greater Washington Radio, Inc., a Delaware corporation.

     WHEREAS, Evergreen Media Corporation of the Bay State ("Bay State") owns all of the assets (other than the Boston Station Licenses (as defined herein)) used in, held for use in connection with or necessary for the conduct of the business or operations of radio station WKLB (FM), Framingham, Massachusetts (the "Boston Station"); and

     WHEREAS, WKLB License Corp ("Evergreen License Sub") is the licensee of the Boston Station pursuant to certain licenses and authorizations issued by the Federal Communications Commission (the "FCC"); and

     WHEREAS, Evergreen Media Corporation of Los Angeles ("Evergreen Media") indirectly owns all of the issued and outstanding stock of both Bay State and Evergreen License Sub; and

     WHEREAS, Greater Washington Radio, Inc. ("Washington Radio") owns all of the assets used in, held for use in connection with or necessary for the conduct of the business or operations of radio station WEBR (FM), Washington, D.C. (the "Washington Station"); and

     WHEREAS, Washington Radio is the licensee of the Washington Station pursuant to certain licenses and authorizations issued by the FCC; and

     WHEREAS, Greater Media Radio, Inc. ("Greater Media") owns all of the issued and outstanding stock of Washington Radio; and

     WHEREAS, on the date hereof, Bay State, Evergreen License Sub and Washington Radio have entered into a Time Brokerage Agreement relating to the Boston Station (the "Boston Time Brokerage Agreement"), and, on the date hereof, Evergreen Media and Washington Radio have entered into a Time Brokerage Agreement relating to the Washington Station (the "Washington Time Brokerage Agreement" and collectively with the Boston Time Brokerage Agreement, the "Time Brokerage Agreements"); and

     WHEREAS, Evergreen Media, Bay State and Evergreen License Sub (collectively, "Evergreen") and Greater Media and Washington Radio (collectively, "GMI") desire to contemporaneously exchange certain property and assets used in, held for use in connection with or necessary for the conduct of the business or operations of the Boston Station and the Washington Station (collectively, the "Stations"); and

     WHEREAS, Evergreen and GMI intend to transfer the Stations in a transaction that will qualify as a "like-kind exchange" for nonrecognition of taxable income under section 1031 of the Code (as defined herein), and Evergreen and GMI are willing to take such steps as are necessary to enable the transactions contemplated hereby to so qualify; and

     WHEREAS, on the date hereof, Evergreen Media and Washington Radio have entered into an Asset Purchase Agreement relating to the sale of substantially all of the assets used in, held for use in connection with or necessary for the conduct of the business or operations of radio station WWRC(AM), Washington, D.C. ("WWRC"), and, on the date hereof, Evergreen Media and Washington Radio have entered into a Time Brokerage Agreement relating to WWRC.

     NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein, and of the mutual benefits to be derived hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Unless otherwise stated in this Agreement, the following terms when used herein shall have the meanings assigned to them below.

     1.1 "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     1.2 "Boston Assets" shall mean the Boston Contracts, the Boston Intellectual Property, the Boston Personal Property, the Boston Real Property Leases, the Boston Records and the Boston Station Licenses.

     1.3 "Boston Contracts" shall mean all contracts, agreements, purchase orders and leases of whatever nature, whether written or oral, used in, held for use in connection with or necessary for the conduct of the business or operations of the Boston Station or the Boston Assets, including, without limitation, those contracts, agreements, purchase orders and leases set forth on Schedules 6.6, 6.7 and 6.8 to this Agreement, but excluding the Boston Real
- --------------------------
Property Leases.

     1.4 "Boston FCC Application" shall mean the application or applications that Evergreen and GMI must file with the FCC requesting its consent to the assignment of the Boston Station Licenses from Evergreen to GMI.

     1.5 "Boston Financial Statements" shall mean the audited balance sheets for the Boston Station as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the fiscal year then ended.

     1.6 "Boston Intellectual Property" shall mean all right, title and interest in and to the United States and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, United States and foreign letters patent and patent applications, and inventions, processes, designs, formulae, trade secrets, jingles, know-how, confidential business and technical information, computer software, data and documentation, and all similar intangible property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses or permits to use any of the foregoing, used in, held for use in connection with or necessary for the conduct of the business or operations of the Boston Station or the Boston Assets.

     1.7 "Boston Non-LMA Contracts" shall mean those Boston Contracts which are not assigned to GMI as of the Commencement Date (as defined in the Boston Time Brokerage Agreement) because the requisite third party consents had not been obtained by that date but which will be assigned to GMI as of the date such third party consents are obtained.

     1.8 "Boston Personal Property" shall mean all equipment, office furniture and fixtures, office materials and supplies, inventory, spare parts and other tangible personal property used in, held for use in connection with or necessary for the conduct of the business or operations of the Boston Station or the Boston Assets.

     1.9 "Boston Real Property Leases" shall mean the leases, subleases, licenses and occupancy agreements, including any amendments thereto, relating to real property used in, held for use in connection with or necessary for the conduct of the business or operations of the Boston Station or the Boston Assets, together with all easements and other appurtenances for the benefit thereof.

     1.10 "Boston Records" shall mean all files, records, logs, program materials, programs, lists, music libraries, public inspection files that relate solely to the Boston Station and all proprietary information and data, maps, plans, diagrams, blueprints, schematics and technical drawings, engineering records, and FCC applications and filings maintained solely with respect to the Boston Station pursuant to the rules and regulations of the FCC.

     1.11 "Boston Station Licenses" shall mean the licenses, permits and other authorizations issued by the FCC, the Federal Aviation Administration (the "FAA") and any other federal, state or local governmental or regulatory authorities in connection with the business or operations of the Boston Station or the Boston Assets, including, without limitation, those specified in Schedule 6.4.
- ---

     1.12 "Business Day" shall mean every day of the week excluding Saturdays, Sundays and Federal holidays.

     1.13  "Closing Date" shall mean the date on which the Closing is completed.

     1.14 "Code" shall mean the Internal Revenue Code of 1986, as amended, together with all regulations and rulings issued thereunder by any govern mental authority.

     1.15 "Contracts" shall mean the Boston Contracts and the Washington Contracts.

     1.16  "Cut-Off Time" shall mean 12:01 a.m., local time, on the Closing
Date.

     1.17 "Environmental Laws" shall mean all applicable local, state and federal statutes and regulations relating to the protection of human health or the environment, including the FCC's regulations concerning radio frequency radiation.

     1.18 "FCC Applications" shall mean the Boston FCC Application and the Washington FCC Application.

     1.19 "FCC Consents" shall mean the action by the FCC granting each of the FCC Applications.

     1.20 "Final Order" shall mean action by the FCC or by its staff pursuant to delegated authority (i) which has not been vacated, reversed, stayed, set
                        -
aside, annulled or suspended, (ii) with respect to which no timely appeal,
                               --
request for stay or petition for rehearing, reconsideration or review by any party or by the FCC on its own motion, is pending, and (iii) as to which the
                                                        ---
time for filing any such appeal, request, petition, or similar document or for the reconsideration or review by the FCC on its own motion under the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the FCC, has expired.

     1.21 "Financial Statements" shall mean the Boston Financial Statements and the Washington Financial Statements.

     1.22 "Hazardous Substance" shall mean asbestos-containing material and any and all hazardous or toxic substances, materials or wastes as defined or listed under the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act or any comparable state statute or any regulation promulgated under any of such federal or state statutes.

     1.23 "HSRA" shall mean the Hart-Scott-Rodino Antitrust Im provements Act of 1976, as amended, and the regulations adopted thereunder.

     1.24 "Liens" shall mean all debts, liens, charges, security interests, mortgages, pledges, judgments, trusts, adverse claims, liabilities, encumbrances and other impairments of title.

     1.25 "Non-LMA Contracts" shall mean the Boston Non-LMA Contracts and the Washington Non-LMA Contracts.

     1.26  "Permitted Liens" shall mean (i) carriers', materialmen's,
                                         -
mechanics', workmen's, warehousemen's, repairmen's, vendors' or other similar Liens arising in the ordinary course of business for sums not yet delinquent or that are being contested in good faith, (ii) Liens for taxes, assessments or
                                         --
governmental charges not yet due and payable and (iii) Liens of landlords
                                                  ---
arising by operation of law for the payment of sums not yet due and payable.

     1.27 "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     1.28 "Real Property Leases" shall mean the Boston Real Property Leases and the Washington Real Property Leases.

     1.29 "Station Licenses" shall mean the Boston Station Licenses and the Washington Station Licenses.

     1.30 "Tax" shall mean any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, unincorporated business, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

     1.31 "Washington Assets" shall mean the Washington Contracts, the Washington Intellectual Property, the Washington Personal Property, the Washington Real Property Leases, the Washington Records and the Washington Station Licenses.

     1.32 "Washington Contracts" shall mean all contracts, agreements, purchase orders and leases of whatever nature, whether written or oral, used in, held for use in connection with or necessary for the conduct of the business or operations of the Washington Station or the Washington Assets, including, without limitation, those contracts, agreements, purchase orders and leases set forth on Schedules 5.6, 5.7 and 5.8 to this Agreement, but excluding the
         --------------------------
Washington Real Property Leases and the contract with Research Group, Inc.

     1.33 "Washington FCC Application" shall mean the application or applications that GMI and Evergreen must file with the FCC requesting its consent to the assignment of the Washington Station Licenses from GMI to Evergreen.

     1.34 "Washington Financial Statements" shall mean (i) the unaudited balance sheets for the Washington Station as of September 30, 1994 and September 30, 1995, and the related statements of operations and cash flows for the fiscal years then ended and (ii) the unaudited quarterly balance sheets for the
                      --
Washington Station as of December 31, 1995 and March 31, 1996, and the related statements of operations and cash flows for the fiscal quarters then ended.

     1.35 "Washington Intellectual Property" shall mean all right, title and interest in and to the United States and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, United States and foreign letters patent and patent applications, and inventions, processes, designs, formulae, trade secrets, jingles, know-how, confidential business and technical information, computer software, data and documentation, and all similar intangible property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses or permits to use any of the foregoing, used in, held for use in connection with or necessary for the conduct of the business or operations of the Washington Station or the Washington Assets.

     1.36 "Washington Non-LMA Contracts" shall mean those Washington Contracts which are not assigned to Evergreen as of the Commencement Date (as defined in the Washington Time Brokerage Agreement) because the requisite third party consents had not been obtained by that date but which will be assigned to Evergreen as of the date such third party consents are obtained.

     1.37 "Washington Personal Property" shall mean all equipment, office furniture and fixtures, office materials and supplies, inventory, spare parts and other tangible personal property used in, held for use in connection with or necessary for the conduct of the business or operations of the Washington Station or the Washington Assets.

     1.38 "Washington Real Property Leases" shall mean the leases, subleases, licenses and occupancy agreements, including any amendments thereto, relating to real property used in, held for use in connection with or necessary for the conduct of the business or operations of the Washington Station or the Washington Assets, together with all easements and other appurtenances for the benefit thereof.

     1.39 "Washington Records" shall mean all files, records, logs, program materials, programs, lists, music libraries, public inspection files that relate to the Washington Station and all proprietary information and data, maps, plans, diagrams, blueprints, schematics and technical drawings, engineering records, and FCC applications and filings maintained with respect to the Washington Station pursuant to the rules and regulations of the FCC.

     1.40 "Washington Station Licenses" shall mean the licenses, permits and other authorizations issued by the FCC, the FAA and any other federal, state or local governmental or regulatory authorities in connection with the business or operations of the Washington Station or the Washington Assets, including, without limitation, those specified in Schedule 5.4.
                                       ------------


                                   ARTICLE II

                               EXCHANGE OF ASSETS
                               ------------------

      2.1  Exchange of  Personal Property and Records.  At the Closing, (a)
           ------------------------------------------                    -
Evergreen shall assign, transfer, convey and deliver or cause to be assigned, transferred, conveyed or delivered to GMI (i) the Boston Personal Property and
                                           -
(ii) the Boston Records and (b) GMI shall assign, transfer, convey and deliver
- ---                          -
or cause to be assigned, transferred, conveyed or delivered to Evergreen (i)
                                                                          -
the Washington Personal Property and (ii) the Washington Records.
                                      --

      2.2  Exchange of Real Property Leases.  At the Closing, (a) Evergreen
           --------------------------------                    -
shall assign or cause to be assigned to GMI all of its rights and privileges under the Boston Real Property Leases which have not been assigned to GMI under the Boston

Time Brokerage Agreement and (b) GMI shall assign or cause to be assigned to
                              -
Evergreen all of its rights and privileges under the Washington Real Property Leases which have not been assigned to Evergreen under the Washington Time Brokerage Agreement.

      2.3  Exchange of Non-LMA Contracts.  At the Closing, (a) Evergreen shall
           -----------------------------                    -
assign or cause to be assigned to GMI all of its rights and privileges under the Boston Non-LMA Contracts and (b) GMI shall assign or cause to be assigned to
                              -
Evergreen all of its rights and privileges under the Washington Non-LMA
Contracts.

      2.4  Exchange of Station Licenses.  At the Closing, (a) Evergreen shall
           ----------------------------                    -
assign or cause to be assigned to GMI all of Evergreen's right, title and interest in and to the Boston Station Licenses and (b) GMI shall assign or cause
                                                    -
to be assigned to Evergreen all of GMI's right, title and interest in and to the Washington Station Licenses.

      2.5  Exchange of Intellectual Property.  At the Closing, (a) Evergreen
           ---------------------------------                    -
shall assign or cause to be assigned to GMI the Boston Intellectual Property and
(b) GMI shall assign or cause to be assigned to Evergreen the Washington
 -
Intellectual Property.

      2.6  Appraisals; Tax Reporting.  (a)  Evergreen and GMI agree that the
           -------------------------
fair market value of each asset included in the Washington Assets and the Boston Assets will be determined on the basis of the appraisals (the "Appraisals") prepared by the firm of Bond & Pecaro, whose fee and expenses shall be equally borne by Evergreen and GMI. The parties shall direct Bond & Pecaro to deliver Appraisals within 30 days from the Closing and to set forth in the Appraisals the fair market value of each asset included in the Washington Assets and the Boston Assets.

     (b) Within 30 days of receipt of the Appraisals, GMI shall prepare a draft schedule (the "Draft Section 1031 Schedule") that sets forth the "exchange groups" and "residual group" (each within the meaning of Treas. Reg. section 1.1031(j)-1) together with each asset included in the Washington Assets and the Boston Assets that belongs to the relevant exchange group or residual group, and send the Draft Section 1031 Schedule to Evergreen for review. Within 30 days of receipt of the Draft Section 1031 Schedule, Evergreen shall send to GMI written comments thereon. Evergreen and GMI shall cooperate in good faith to resolve any issues relating to the Draft Section 1031 Schedule in order to agree on a single section 1031 schedule (the "Section 1031 Schedule").

     (c) Each of Evergreen and GMI shall cause to be prepared in a timely fashion a draft of IRS Form 8824 for itself on the basis of the Appraisals and the Section 1031 Schedule. Each of Evergreen and GMI shall deliver drafts of their respective IRS Forms 8824 to the other for approval, which approval shall not be unreasonably withheld or delayed.

     (d) Each of Evergreen and GMI shall cause to be prepared in a timely fashion a draft of IRS Form 8594 for itself in a manner consistent with the Appraisals, the Section 1031 Schedule and IRS Form 8824 prepared in accordance with clauses (b) and (c) above, reflecting (x) the allocation of consideration
                                            -
exchanged by it among the assets acquired based on the respective fair market values of the relevant assets as set forth in the Appraisals and in accordance with section 1060 of the Code and (y) such other information as required by
                                   -
section 1060 of the Code and IRS Form 8594. Each of Evergreen and GMI shall deliver drafts of their respective IRS Forms 8594 to the other for approval, which approval shall not be unreasonably withheld or delayed.

     (e) Each of Evergreen and GMI shall report the transactions contemplated hereby as a "like-kind exchange" to the maximum extent permissible under section 1031 of the Code, consistent with the Appraisals, the Section 1031 Schedule, and IRS Forms 8594 and 8824 prepared in accordance with clauses (c) and (d) above, and shall not take, and shall cause their respective Affiliates, representatives, successors and assigns not to take, any position on any federal, state or local tax return or report, or in any tax examination, tax audit or tax litigation, inconsistent with such reporting position, the Appraisals, the Section 1031 Schedule or such IRS Form 8594 or 8824, provided
                                                                     --------
that either party may settle any tax audit or litigation if, in the reasonable, good faith judgment of such party, to do so will be in the best interest of such party, provided, however, that such party shall in good faith consult the other
       --------  -------
party regarding such tax audit or litigation before settling such tax audit or litigation. Each of Evergreen and GMI shall promptly give the other notice of any disallowance of or challenge to such reporting by any taxing authority.

     (f) Each of Evergreen and GMI shall cooperate with the other, including, without limitation, in preparing IRS Forms 8594 and 8824 and executing all necessary agreements and documents, to the extent necessary for Evergreen and GMI to treat the exchange of the Washington Assets for the Boston Assets and the exchange of the Boston Assets for the Washington Assets as a "like-kind exchange" pursuant to section 1031 of the Code.

     (g) Notwithstanding any other provision of this Agreement, the provisions of this Section 2.6 shall survive the Closing without limitation.

      2.7  Excluded Assets.  (a)  Notwithstanding anything to the contrary set
           ---------------
forth herein, the Boston Assets shall not include the following:

          (i) all accounts receivable arising out of or relating to the operation of the Boston Station before 12:01 a.m., local time, on the Commencement Date (as defined in the Boston Time Brokerage Agreement);

          (ii) all books and records that Evergreen is required by law to retain, and all payables records and invoices, provided that, at GMI's request, Evergreen shall provide GMI, at Evergreen's expense, with copies of such records covering the period that Evergreen was licensee of the Boston Station;

          (iii) all books, records, and other intangible assets related solely to Evergreen's internal corporate matters and not related to the operation of the Boston Station;

          (iv) all claims, rights, and interest in and to any refunds for federal, state, or local franchise, income, or other Taxes or fees of any nature what soever relating to Taxes and fees for which Evergreen is the responsible party;

          (v) without in any way limiting GMI's rights under the Time Brokerage Agreements, Evergreen's cash on hand as of the Cut-Off Time and all other cash in any bank account of Evergreen; any and all cash equivalents, certificates of deposit, bonds, repurchase agreements, letters of credit, mar ketable securities, or other similar items;

          (vi) all insurance policies, except for any rights thereunder that may be assigned to GMI pursuant to Section 17.1; and

          (vii) all Boston Employee Plans, including all trusts and other funding arrangements and the assets thereof.

     (b) Notwithstanding anything to the contrary set forth herein, the Washington Assets shall not include the following:

          (i) all accounts receivable arising out of or relating to the operation of the Washington Station before 12:01 a.m., local time, on the Commencement Date (as defined in the Washington Time Brokerage Agreement);

          (ii) all books and records that GMI is required by law to retain, and all payables records and invoices, provided that, at Evergreen's request, GMI shall provide Evergreen, at GMI's expense, with copies of such records covering the period that GMI was licensee of the Washington Station;

          (iii) all books, records, and other intangible assets related solely to GMI's internal corporate matters and not related to the operation of the Washington Station;

          (iv) all claims, rights, and interest in and to any refunds for federal, state, or local franchise, income, or other Taxes or fees of any nature what soever relating to Taxes and fees for which GMI is the responsible party;

          (v) without in any way limiting Evergreen's rights under the Time Brokerage Agreements, GMI's cash on hand as of the Cut-Off Time and all other cash in any bank account of GMI; any and all cash equivalents, certificates of deposit, bonds, repurchase agreements, letters of credit, mar ketable securities, or other similar items;

          (vi) all insurance policies, except for any rights thereunder that may be assigned to Evergreen pursuant to Section 17.1; and

          (vii) all Washington Employee Plans, including all trusts and other funding arrangements and the assets thereof.

      2.8  Liens.  Evergreen covenants that the Boston Assets shall be assigned
           -----
to GMI free and clear of all Liens, except for Permitted Liens. GMI covenants that the Washington Assets shall be assigned to Evergreen free and clear of all Liens, except for Permitted Liens.

      2.9  Assumption of Liabilities.  (a)  Evergreen shall not assume or
           -------------------------
undertake to pay, satisfy or discharge any liabilities, obligations, commitments or responsibilities of GMI except for those arising under Washington Contracts and Washington Real Property Leases assumed by Evergreen under the Washington Time Brokerage Agreement or this Agreement and then with respect to any such Washington Contract or Washington Real Property Lease only those liabilities, obligations, commitments and responsibilities accruing after and relating exclusively to the operation of the Washington Station after the date on which such Washington Contract or Washington Real Property Lease was assumed.

     (b) GMI shall not assume or undertake to pay, satisfy or discharge any liabilities, obligations, commitments or responsibilities of Evergreen except for those arising under Boston Contracts or Boston Real Property Leases assumed by GMI under the Boston Time Brokerage Agreement or this Agreement and then with respect to any such Boston Contract or Boston Real Property Lease only those liabilities, obligations, commitments and responsibilities accruing after and relating exclusively to the operation of the Boston Station after the date on which such Boston Contract or Boston Real Property Lease was assumed.

                                  ARTICLE III

                                    CLOSING
                                    -------
      3.1  Closing.  Subject to the terms and conditions of this Agreement, the
           -------
closing of this transaction (the "Closing") shall take place on a Business Day to be agreed upon by the parties hereto that is at least five but no more than ten Business Days after each of the conditions specified in Sections 9.2 and
10.2 hereof has been satisfied, or on such other date as the parties may agree. The Closing shall be held at 10:00 a.m. in the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, or at such other place or time as the parties may agree.


                                   ARTICLE IV

                             GOVERNMENTAL CONSENTS
                             ---------------------

      4.1  FCC Consent.  (a)  The assignment of the Station Licenses as
           -----------
contemplated by this Agreement is subject to the prior consent and approval of the FCC.

     (b) No later than 60 days after the date of this Agreement GMI and Evergreen shall file the FCC Applications. GMI and Evergreen shall thereafter prosecute the FCC Applications with all reasonable diligence and otherwise use their reasonable best efforts to obtain the grant of the FCC Applications as expeditiously as practicable. Neither party shall have any obligation to satisfy any complainant or the FCC by taking any steps which would have a material adverse effect upon such party or upon any of its Affiliates, but neither the expense nor inconvenience to a party of defending against a complainant or an inquiry by the FCC shall be considered a material adverse effect on such party. If either FCC Consent imposes any condition on any party hereto, such party shall use its reasonable best efforts to comply with such condition; provided, however, that no party shall be required to comply with any
           --------  -------
condition that would have a material adverse effect upon it or any of its Affiliates. If reconsideration or judicial review is sought with respect to either FCC Consent, the party or parties affected shall vigorously oppose such efforts for reconsideration or judicial review; provided further, however, that
                                                -------- -------  -------
nothing herein shall be construed to limit a party's right to terminate this Agreement pursuant to Article XV.

      4.2  Compliance with HSRA.  GMI and Evergreen shall make or cause to be
           --------------------
made in a timely fashion, and in any event within 15 Business Days after the date of this Agreement, all filings which are required in connection with the transactions contemplated hereby under the HSRA, and shall furnish to the other party all information that the other reasonably requests in connection with such filings.

      4.3  Other Governmental Consents.  Promptly following the execution of
           ---------------------------
this Agreement, the parties shall prepare and file with the appropriate governmental authorities any requests for approval or waiver not referred to in Sections 4.1 and 4.2 that are required from such governmental authorities in connection with the transactions contemplated hereby and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers. All such governmental approvals and waivers not referred to in Sections 4.1 and 4.2 are listed in Schedule 4.3.
                                                                  ------------


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF GMI
                     -------------------------------------

     GMI represents and warrants to Evergreen, in each case to the knowledge of GMI (except with respect to the matters set forth in Section 5.20), as follows:

      5.1  Organization and Standing.  GMI is a corporation duly formed, validly
           -------------------------
existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in, and is in good standing in each jurisdiction where such qualification is necessary, all of which jurisdictions are listed on

Schedule 5.1, and GMI has all necessary corporate power and authority under its
- ------------
certificate of incorporation and by-laws to own, lease and operate the Washington Assets and to carry on the business and operations of the Washington Station as now conducted and as proposed to be conducted by it between the date hereof and the Closing Date.

      5.2  Authorization and Binding Obligation.  GMI has all necessary
           ------------------------------------
corporate power and authority to enter into and perform its obligations under this Agreement, the Time Brokerage Agreements and the transactions contemplated hereby and thereby, and GMI's execution, delivery and performance of this Agreement and the Time Brokerage Agreements have been duly and validly authorized by all necessary corporate action on its part. This Agreement and the Time Brokerage Agreements have been duly executed and delivered by GMI and constitute its valid and binding obligations, enforceable against it in accordance with their terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

      5.3  Absence of Conflicting Agreements or Required Consents.  Except as
           ------------------------------------------------------
set forth in Article IV with respect to governmental consents or disclosed in

Schedule 5.3 or 5.8, the execution, delivery and performance of this Agreement
- -------------------
and the Time Brokerage Agreements by GMI (a) do not require the consent of any
                                          -
third party; (b) will not violate any provision of GMI's certificate of
              -
incorporation or by-laws; (c) will not violate any applicable law, judgment,
                           -
order, injunction, decree, rule, regulation or ruling of any governmental authority to which GMI is a party or by which it or the Washington Assets are bound; (d) will not, either alone or with the giving of notice or the passage of
        -
time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Washington Contract, Washington Real Property Lease or Washington Station License; and (e) will not result in the creation of any Lien on any of
                      -
the Washington Assets.

      5.4  Governmental Authorization.  Schedule 5.4 contains a true and
           --------------------------   ------------
complete list of the Washington Station Licenses, and there are no other licenses, permits or other authorizations from governmental or regulatory authorities required for the lawful conduct of the business and operations of the Washington Station in the manner and to the full extent it is now conducted. GMI is the valid and legal holder of the Washington Station Licenses and none is subject to any restriction or condition which limits in any material respect the conduct of the business and operations of the Washington Station in the manner and to the full extent it is now conducted. GMI has delivered to Evergreen true and complete copies of the Washington Station Licenses, including any and all amendments and other modifications thereto. Except as may be set forth in

Schedule 5.4, GMI has no knowledge of any applications, complaints or notices of
- ------------
violation or proceedings pending before the FCC relating to the conduct of the business or operations of the Washington Station other than pro ceedings affecting the broadcasting industry generally or in-market rule makings or other public proceedings not specifically relating to the Washington Station nor are any such actions threatened. The Washington Station Licenses were validly issued and are in full force and effect and GMI has no knowledge that they are impaired by any act or omission of GMI or any of its Affiliates, or the officers, employees or agents of GMI or any of its Affiliates. The Washington Station is being operated in all material respects in accordance with the terms and conditions of the Washington Station Licenses and the rules and regulations of the FCC. All ownership reports, renewal applications and other reports and documents required to be filed with the FCC by or on behalf of GMI with respect to the Washington Station have been timely filed with the FCC, and all such reports, applications and other documents are true and complete. GMI has no reason to believe that the FCC will not renew the Washington Station Licenses in the ordinary course for a full term without any material qualifications. There are no facts which, under the Communications Act or the existing rules and regulations of the FCC, would disqualify GMI from assigning the Washington Station Licenses or from consummating the transactions contemplated herein or by the Time Brokerage Agreements within the times contemplated herein or therein. GMI maintains an appropriate public inspection file at the Washington
Station's studio in accordance with

FCC rules. Schedule 5.4 contains a true and complete list of all governmental
           ------------
and regulatory consents, approvals and waivers required in connection with the transactions contemplated hereby.

      5.5  Washington Real Property Leases.    (a)  Schedule 5.5(a) contains a
           -------------------------------          ---------------
true and complete list of all Washington Real Property Leases. No real property other than that listed on Schedule 5.5(a) is used in, held for use in connection
                          ---------------
with or necessary for the conduct of the business or operations of the Washington Station.

     (b)  Except as set forth on Schedule 5.5 (b), (i) the improvements upon
                                 ----------------   -
each parcel of real property leased by GMI and the current use and operation of such real property conforms in all material respects to all restrictive covenants, conditions, easements, building, subdivision and similar codes and federal, state and local laws, regulations, rules, orders and ordinances and GMI has not received any written notice of any such nonconformity, (ii) the premises
                                                                --
which are the subject of the Washington Real Property Leases are zoned for the purposes for which they are currently being used by GMI, (iii) the improvements
                                                          ---
on the premises which are the subject of the Washington Real Property Leases are in good working condition and repair, (iv) there is no pending, threatened, or
                                       --
contemplated action to take by eminent domain or otherwise to condemn any portion of any premises which are the subject of the Washington Real Property Leases, (v) each Washington Real Property Lease is legal, valid, binding,
         -
enforceable and in full force and effect and (vi) neither GMI nor any other
                                              --
party is in default, violation or breach under any Washington Real Property Lease where any such default, violation or breach, either individually or together with any other such defaults, violations or breaches, would reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Washington Station, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a material default, violation or breach thereunder.

      5.6  Title to and Condition of Washington Personal Property.  Schedule 5.6
           ------------------------------------------------------   ------------
lists all Washington Personal Property which has an individual value of $1,000 or more. Except as described in Schedule 5.6, all of the items of Washington
                                 ------------
Personal Property included in the Washington Assets are in adequate operating condition and repair, normal wear and tear excluded, are insurable at standard rates, are performing satisfactorily, have been properly maintained in accordance with the manufacturers' recommendations and industry practices, are available for immediate use and are adequate for the purposes for which they are being used in the business and operations of the Washington Station.

      5.7  Washington Intellectual Property.  Schedule 5.7 contains a true and
           --------------------------------   ------------
complete list and description of all Washington Intellectual Property. The Washington Intellectual Property is either owned or validly licensed by GMI and
Schedule 5.7
- ------------
identifies which Intellectual Property is so owned and which is so licensed. GMI has delivered to Evergreen copies of all material documents regarding Washington Intellectual Property, if any, which establishes such rights, licenses or other authority. GMI has no knowledge of any pending or threatened proceeding or litigation affecting, or with respect to, any Washington Intellectual Property. GMI is in compliance in all material respects with the terms of any license of any Washington Intellectual Property and GMI has received no notice and GMI has no knowledge of any infringement or unlawful use of any Washington Intellectual Property. The conduct of the business of the Washington Station does not infringe the rights of any third party in respect of any Washington Intellectual Property. GMI has not sold, licensed or otherwise disposed of any Washington Intellectual Property to any Person and GMI has not agreed to indemnify any Person for any patent, trademark or copyright infringement. Schedule 5.7 lists
                                                            ------------
all of the Washington Intellectual Property which have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign.

      5.8  Washington Contracts.  (a)  Schedule 5.8 lists all (i) employment
           --------------------        ------------            -
agreements relating to employees of the Washington Station for which the base salary payable by the employer exceeds $30,000 per year and (ii) all other
                                                             --
Washington Contracts which involve payment to or from the Washington Station in excess of $50,000 during the term of such Contract, except (i) leases for
                                                            -
Washington Personal Property which are described in Schedule 5.6 and (ii)
                                                    ------------      --
licenses for Washington Intellectual Property which are described in Schedule
                                                                     --------
5.7.
- ---

     (b) GMI has delivered to Evergreen true and complete copies of all written Washington Contracts, or true and complete memoranda describing the terms of all oral Washington Contracts. GMI has complied in all material respects with all Washington Contracts to be assumed by Evergreen hereunder or under the Washington Time Brokerage Agreement and is not in default under any of the Washington Contracts to be assumed by Evergreen hereunder or under the Washington Time Brokerage Agreement where any such default, either individually or together with any other such defaults, would reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Washington Station. GMI has not granted or been granted any material waiver or forbearance with respect to any of the Washington Contracts. No other contracting party is in default under any of the Washington Contracts to be assumed by Evergreen hereunder or under the Washington Time Brokerage Agreement where such default, either individually or together with any other such defaults, would reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Washington Station. Except as set forth in Schedule 5.8, GMI has full legal power and authority to assign its
         ------------
rights under the Washington Contracts to be assumed by Evergreen hereunder or under the Washington Time Brokerage Agreement to Evergreen on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not require the consent of any third party or affect the validity, enforceability and continuity of any of the Washington Contracts to be assumed by Evergreen hereunder or under the Washington Time Brokerage Agreement.

      5.9  Personnel Information.    (a)  GMI has previously delivered to
           ---------------------
Evergreen a true and complete list of all persons employed at the Washington Station, each such person's compensation and bonus arrangements and the Washington Employee Plans listed in Schedule 5.10, if any, applicable to each
                                    -------------
such person. GMI is not a party to any agreement or arrangement, written or oral, with salaried or non-salaried employees except as described in Schedules
                                                                     ---------
5.8 and 5.10.  Except as described in Schedule 5.9, GMI has no knowledge that
- ------------                          ------------
any employee of the Washington Station currently plans to terminate employment, whether by reason of the transactions contemplated by this Agreement, the Washington Time Brokerage Agreement or otherwise.

     (b)  Except as disclosed in Schedule 5.10, GMI is not a party to or subject
                                 -------------
to any Washington Contract with any labor organization, nor has GMI agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any employees of GMI at the Washington Station. There are no pending unfair labor practice charges relating to the Washington Station and there are no pending or threatened strikes, arbitration proceedings involving labor matters or other labor disputes affecting the Washington Station.

      5.10  Employee Benefit Plans.  Schedule 5.10 sets forth a true and
            ----------------------   -------------
complete list of each employee or retiree benefit or compensation plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or compensation, bonus, incentive, deferral, equity based, severance, termination, retention, change in control, employment or other similar program, agreement, arrangement, trust or other funding arrangement, whether or not subject to the provisions of ERISA, to which Washington Radio is bound or that is or has been established or maintained or in respect of which Washington Radio has ever had any obligation to contribute (each, a "Washington Employee Plan"). Except pursuant to a Washington Employee Plan, Washington Radio has no fixed or contingent liability or obligation to or in respect of any person now or formerly employed at the Washington Station or any beneficiary or dependent of any such person, including, without limitation, in respect of pension or thrift benefits or payments, individual or supplemental pension benefits or payments or compensation arrangements, contributions to hospitalization or other health, life or other welfare benefits, incentive benefits or payments, bonus benefits or payments or vacation, sick leave, disability and termination benefits or payments, including workers' com pensation. Washington Radio has neither incurred nor reasonably expects to incur (either directly or indirectly, including as a result of any indemnification obligation) any liability that could become a liability of Evergreen under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists which could result in any such liability. Each of the Washington Employee Plans has been operated and administered in all material respects in accordance with all applicable laws, including but not limited to ERISA and the Code. Washington Radio has made all material contributions to all multiemployer pension and welfare benefit plans within the meaning of Title I of ERISA.

      5.11  Litigation.  GMI is not subject to any judgment, award, order, writ,
            ----------
injunction, arbitration decision or decree affecting the Washington Station or any of the Washington Assets or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement or the Time Brokerage Agreements. Except as set forth in
Schedule 5.11, there is no claim, litigation, proceeding or investigation
- -------------
pending or threatened, against or affecting the Washington Station or any of the Washington Assets whether or not covered by insurance, which seeks damages (monetary or otherwise) in excess of $50,000 in any single instance or $250,000 in the aggregate, or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken by GMI in connection with this Agreement or the Time Brokerage Agreements.

      5.12  Compliance with Laws.  (a)   GMI is operating in material compliance
            --------------------
with all laws, regulations and governmental orders applicable to the conduct of the business and operations of the Washington Station, and its use of the Washington Assets does not violate any such laws, regulations or orders in any material respect.

     (b)  (i) the Washington Station is not causing interference in violation of
           -
FCC rules to the transmission of any other broadcast station or communications facility and has not received any complaints with respect thereto and (ii) no
                                                                       --
other broadcast station or communications facility is causing interference in violation of FCC rules to the Washington Station's transmissions or the public's reception of such transmissions.

      5.13  Transaction with Affiliates.  Except as set forth on Schedule 5.13,
            ---------------------------                          -------------
all of the Washington Assets are owned or leased by GMI, and no Affiliate of GMI or any other Person owns or leases property or is a party, including, without limitation, as lessor or lessee, to any Washington Contract or Washington Real Property Lease affecting or relating to the operations of the Washington Station. Neither GMI nor any Affiliate of GMI owns, directly or indirectly, on an individual or joint basis, any material interest in any third party which is a party to any Washington Contract. There are no agreements, arrangements or understandings between GMI and any third party pursuant to which the Washington Station receives, as a result of its ownership by

GMI, discounts, bonuses or other favorable arrangements that will not be available to the Washington Station after the Closing.

      5.14  Washington Financial Statements.   Schedule 5.14 contains true and
            -------------------------------    -------------
complete copies of the Washington Financial Statements. The Washington Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied. The Washington Financial Statements accurately reflect and fairly present in all material respects the financial condition and the results of the operations and cash flows of the Washington Station as of the dates and for the periods indicated. Except for liabilities or obligations (a) as and to the extent
                                                   -
expressly reflected or reserved against on the balance sheet of the Washington Station as of March 31, 1996 included in the Washington Financial Statements,
(b) incurred since March 31, 1996 in the ordinary course of business, (c) which
- --                                                                     -
in the aggregate are not material to GMI or (d) disclosed on Schedule 5.14, GMI
                                             -               -------------
has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, relating to the Washington Station.

      5.15  Absence of Changes or Events.  Except as disclosed in Schedule 5.15,
            ----------------------------                          -------------
since March 31, 1996, the operations and business of the Washington Station have been conducted in all material respects only in the ordinary course and GMI has not, except in the ordinary course of business, purchased, sold, assigned or otherwise transferred any of the Washington Assets.

      5.16  Insurance.  The business, properties (including the Washington
            ---------
Assets) and employees of the Washington Station are insured against loss, damage or injury in amounts listed in Schedule 5.16, which shows all insurance policies
                               -------------
held by GMI relating to such business, properties and employees, together with the policy limits, type of coverage, location of the property covered, annual premium, premium payment dates and expiration date of each of the policies. All such insurance policies are in full force and effect.

      5.17  Taxes.  Except for any Taxes imposed in connection with the
            -----
Washington Time Brokerage Agreement, no event has occurred or condition exists that could result in any liability being imposed on Evergreen by any taxing authority for any Taxes due or to become due of GMI for any taxable period, or imposed with respect to the Washington Assets for any taxable period or portion thereof ending on or before the Cut-Off Time.

      5.18  Environmental Matters.  (a)  Except as set forth in Schedule 5.18,
            ---------------------                               -------------
all operations and uses of the premises which are the subject of the Washington Real Property Leases are in compliance with all Environmental Laws. GMI has obtained all environmental, health and safety permits necessary for the operation of the Washington Station, and all such permits are in full force and effect and GMI is in compliance with the terms and conditions of all such permits. GMI has not received any notice, and GMI is not aware of, any administrative or judicial investigations, proceedings or actions with respect to violations, alleged or proven, of Environmental Laws by GMI or any tenants or subtenants of GMI, or otherwise involving the premises which are the subject of the Washington Real Property Leases.

     (b)  Except as set forth in Schedule 5.18, there has been no release (nor
                                 -------------
is there any substantial threat of a release) of any Hazardous Substance at or from the premises which are the subject of the Washington Real Property Leases in amounts or concentrations requiring remediation under or that would violate current Environmental Laws. Except as set forth in Schedule 5.18, there are no
                                                    -------------
Hazardous Substances present on the premises which are the subject of the Washington Real Property Leases except for ordinary quantities of properly stored Hazardous Substances found in consumer or commercial products that are used in the normal course of broadcast station operations, including grounds and building operation and maintenance. Except as set forth in Schedule 5.18, there
                                                            -------------
are no underground storage tanks, or underground piping associated with such tanks, on the premises which are the subject of the Washington Real Property Leases. The representations and warranties set forth in Sections 5.4, 5.11 and
5.12 shall not apply to environmental matters and instead the representations and warranties set forth in this Section 5.18 shall apply.

      5.19  Bankruptcy.  No insolvency proceedings of any character, including,
            ----------
without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting GMI or any of the Washington Assets, are pending or threatened, and GMI has not made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

      5.20  Washington Assets.  Except as set forth in Schedule 5.20, GMI has
            -----------------                          -------------
good and valid title to the Washington Assets free and clear of all Liens, except for Permitted Liens. GMI owns or has the right to use all of the Washington Assets necessary to operate the Washington Station as currently conducted.

      5.21  Foreign Investment in Real Property Tax Act.  GMI is not a "foreign
            -------------------------------------------
person" within the meaning of Section 1445 of the Code, and GMI shall deliver to Evergreen at Closing an affidavit to this effect.

      5.22  Disclosure.  None of this Agreement or any certificate or other
            ----------
document delivered in connection with the transactions contemplated by this Agree ment contains any untrue statement of a material fact or omits any statement of a material fact necessary to make any statement contained herein or therein not misleading.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF EVERGREEN
                  -------------------------------------------

     Evergreen represents and warrants to GMI, in each case to the knowledge of Evergreen (except with respect to the matters set forth in Section 6.20), as follows:

      6.1  Organization and Standing.  Evergreen is a corporation duly formed,
           -------------------------
validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in, and is in good standing in each jurisdiction where such qualification is necessary, all of which jurisdictions are listed on Schedule 6.1, and Evergreen has all necessary corporate power and
              ------------
authority under its certificate of incorporation and by-laws to own, lease and operate the Boston Assets and to carry on the business and operations of the Boston Station as now conducted and as proposed to be conducted by it between the date hereof and the Closing Date.

      6.2  Authorization and Binding Obligation.  Evergreen has all necessary
           ------------------------------------
corporate power and authority to enter into and perform its obligations under this Agreement, the Time Brokerage Agreements and the transactions contemplated hereby and thereby, and Evergreen's execution, delivery and performance of this Agreement and the Time Brokerage Agreements have been duly and validly authorized by all necessary corporate action on its part. This Agreement and the Time Brokerage Agreements have been duly executed and delivered by Evergreen and constitute its valid and binding obligations, enforceable against it in accordance with their terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

      6.3  Absence of Conflicting Agreements or Required Consents.  Except as
           ------------------------------------------------------
set forth in Article IV with respect to governmental consents or disclosed in
Schedule 6.3 or 6.8, the execution, delivery and performance of this Agreement
- -------------------
and the Time Brokerage Agreements by Evergreen (a) do not require the consent of
                                                -
any third party; (b) will not violate any provision of Evergreen's certificate
                  -
of incorporation or by-laws; (c) will not violate any applicable law, judgment,
                              -
order, injunction, decree, rule, regulation or ruling of any governmental authority to which Evergreen is a party or by which it or the Boston Assets are bound; (d) will not, either alone or with the giving of notice or the passage of
        -
time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Boston Contract or Boston Station License; and (e) will not result in
                                                           -
the creation of any Lien on any of the Boston Assets.

      6.4  Governmental Authorization.  Schedule 6.4 contains a true and
           --------------------------   ------------
complete list of the Boston Station Licenses, and there are no other licenses, permits or other authorizations from governmental or regulatory authorities required for the lawful conduct of the business and operations of the Boston Station in the manner and to the full extent it is now conducted. Evergreen is the valid and legal holders of the Boston Station Licenses and none is subject to any restriction or condition which limits in any material respect the conduct of the business and operations of the Boston Station in the manner and to the full extent it is now conducted. Evergreen has delivered to GMI true and complete copies of the Boston Station Licenses, including any and all amendments and other modifications thereto. Except as may be set forth in Schedule 6.4,
                                                           ------------
Evergreen has no knowledge of any applications, complaints or notices of violation or proceedings pending before the FCC relating to the conduct of the business or operations of the Boston Station other than proceedings affecting the broadcasting industry generally or in-market rule makings or other public proceedings not specifically relating to the Boston Station nor are any such actions threatened. The Boston Station Licenses were validly issued and are in full force and effect and Evergreen has no knowledge that they are impaired by any act or omission of Evergreen or any of its Affiliates, or the officers, employees or agents of Evergreen or any of its Affiliates. The Boston Station is being operated in all material respects in accordance with the terms and conditions of the Boston Station Licenses and the rules and regulations of the FCC. All ownership reports, renewal applications and other reports and documents required to be filed with the FCC by or on behalf of Evergreen with respect to the Boston Station have been timely filed with the FCC, and all such reports, applications and other documents are true and complete. Evergreen has no reason to believe that the FCC will not renew the Boston Station Licenses in the ordinary course for a full term without any material qualifications. There are no facts which, under the Communications Act or the existing rules and regulations of the FCC, would disqualify Evergreen from assigning the Boston Station Licenses or from consummating the transactions contemplated herein or by the Time Brokerage Agreements within the times contemplated herein or therein. Evergreen maintains an appropriate public inspection file at the Boston Station's studio in accordance with FCC rules. Schedule 6.4 contains a true and
                                               ------------
complete list of all governmental and regulatory consents, approvals and waivers required in connection with the transactions contemplated hereby.

      6.5  Boston Real Property Leases.    (a)  Schedule 6.5(a) contains a true
           ---------------------------          ---------------
and complete list of all Boston Real Property Leases. No real property other than that listed on Schedule 6.5(a) is used in, held for use in connection with
                    ---------------
or necessary for the conduct of the business or operations of the Boston
Station.

     (b)  Except as set forth on Schedule 6.5 (b), (i) the improvements upon
                                 ----------------   -
each parcel of real property leased by Evergreen and the current use and operation of such real property conforms in all material respects to all restrictive covenants, conditions, easements, building, subdivision and similar codes and federal, state and local laws, regulations, rules, orders and ordinances and Evergreen has not received any written notice of any such nonconformity, (ii) the premises which are the
                                               --
subject of the Boston Real Property Leases are zoned for the purposes for which they are cur rently being used by Evergreen, (iii) the improvements on the
                                              ---
premises which are the subject of the Boston Real Property Leases are in good working condition and repair, (iv) there is no pending, threatened, or
                               --
contemplated action to take by eminent domain or otherwise to condemn any portion of any premises which are the subject of the Boston Real Property Leases, (v) each Boston Real Property Lease is legal, valid, binding,
         -
enforceable and in full force and effect and (vi) neither Evergreen nor any
                                              --
other party is in default, violation or breach under any Boston Real Property Lease where any such default, violation or breach, either individually or together with any other such defaults, violations or breaches, would reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Boston Station, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a material default, violation or breach thereunder.

      6.6  Title to and Condition of Boston Personal Property.  Schedule 6.6
           --------------------------------------------------   ------------
lists all Boston Personal Property which has an individual value of $1,000 or more. Except as described in Schedule 6.6, all of the items of Boston Personal
                             ------------
Property included in the Boston Assets are in adequate operating condition and repair, normal wear and tear excluded, are insurable at standard rates, are performing satisfactorily, have been properly maintained in accordance with the manufacturers' recommendations and industry practices, are available for immediate use and are adequate for the purposes for which they are being used in the business and operations of the Boston Station.

      6.7  Boston Intellectual Property.  Schedule 6.7 contains a true and
           ----------------------------   ------------
complete list and description of the Boston Intellectual Property. The Boston Intellectual Property is either owned or validly licensed by Evergreen and
Schedule 6.7 identifies which Boston Intellectual Property is so owned and which
- ------------
is so licensed. Evergreen has delivered to GMI copies of all material documents regarding Boston Intellectual Property, if any, which establishes such rights, licenses or other authority. Evergreen has no knowledge of any pending or threatened proceeding or litigation affecting, or with respect to, any Boston Intellectual Property. Evergreen is in compliance in all material respects with the terms of any license of any Boston Intellectual Property and Evergreen has not received any notice and Evergreen has no knowledge of any infringement or unlawful use of any Boston Intellectual Property. The conduct of the business of the Boston Station does not infringe the rights of any third party in respect of any Boston Intellectual Property. Evergreen has not sold, licensed or otherwise disposed of any Boston Intellectual Property to any Person and Evergreen has not agreed to indemnify any Person for any patent, trademark or copyright infringement. Schedule 6.7 lists all of the Boston Intellectual Property which
               ------------
have been duly registered with, filed in or issued by, as the case may be, the United

States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign.

      6.8  Boston Contracts.  (a)  Schedule 6.8 lists all (i) employment
           ----------------        ------------            -
agreements relating to employees of the Boston Station for which the base salary payable by the employer exceeds $30,000 per year and (ii) all other Boston
                                                      --
Contracts which involve payment to or from the Boston Station in excess of $50,000 during the term of such Boston Contract, except (i) leases for Boston
                                                         -
Personal Property which are described in Schedule 6.6 and (ii) licenses for
                                         ------------      --
Boston Intellectual Property which are described in Schedule 6.7.
                                                    ------------

     (b) Evergreen has delivered to GMI true and complete copies of all written Boston Contracts, or true and complete memoranda describing the terms of all oral Boston Contracts. Evergreen has complied in all material respects with all Boston Contracts to be assumed by GMI hereunder or under the Boston Time Brokerage Agreement and is not in default under any of the Boston Contracts to be assumed by GMI hereunder or under the Boston Time Brokerage Agreement where any such default, either individually or together with any other such defaults, would reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Boston Station. Evergreen has not granted or been granted any material waiver or forbearance with respect to any of the Boston Contracts. No other contracting party is in default under any of the Boston Contracts to be assumed by GMI hereunder or under the Boston Time Brokerage Agreement where such default, either individually or together with any other such defaults, would reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Boston Station. Except as set forth in Schedule 6.8, Evergreen has full legal power and
                       ------------
authority to assign its rights under the Boston Contracts to be assumed by GMI hereunder or under the Boston Time Brokerage Agreement to GMI on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not require the consent of any third party or affect the validity, enforceability and continuity of any of the Boston Contracts to be assumed by GMI hereunder or under the Boston Time Brokerage Agreement.

      6.9  Personnel Information.  (a)  Evergreen has previously delivered to
           ---------------------
GMI a true and complete list of all persons employed at the Boston Station, each such person's compensation and bonus arrangements and the Boston Employee Plans listed in Schedule 6.10, if any, applicable to each such person. Evergreen is
          -------------
not a party to any agreement or arrangement, written or oral, with salaried or non-salaried employees except as described in Schedules 6.8 and 6.10. Except as
                                              ----------------------
described in Schedule 6.9, Evergreen has no knowledge that any employee of the
             ------------
Boston Station currently plans to terminate employment, whether by reason of the transactions contemplated by this Agreement, the Boston Time Brokerage Agreement or otherwise.

     (b)  Except as disclosed in Schedule 6.10, Evergreen is not a party to or
                                 -------------
subject to any Boston Contract with any labor organization, nor has Evergreen agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any employees of Evergreen at the Boston Station. There are no pending unfair labor practice charges relating to the Boston Station and there are no pending or threatened strikes, arbitration proceedings involving labor matters or other labor disputes affecting the Boston Station.

      6.10  Employee Benefit Plans.  Schedule 6.10 sets forth a true and
            ----------------------   -------------
complete list of each employee or retiree benefit or compensation plan within the meaning of Section 3(3) of ERISA or compensation, bonus, incentive, deferral, equity based, severance, termination, retention, change in control, employment or other similar program, agreement, arrangement, trust or other funding arrangement, whether or not subject to the provisions of ERISA, to which Bay State is bound or that is or has been established or maintained or in respect of which Bay State has ever had any obligation to contribute (each, a "Boston Employee Plan"). Except pursuant to a Boston Employee Plan, Bay State has no fixed or contingent liability or obligation to or in respect of any person now or formerly employed at the Boston Station or any beneficiary or dependent of any such person, including, without limitation, in respect of pension or thrift benefits or payments, individual or supplemental pension benefits or payments or compensation arrangements, contributions to hospitalization or other health, life or other welfare benefits, incentive benefits or payments, bonus benefits or payments or vacation, sick leave, disability and termination benefits or payments, including workers' compensation. No trade or business (whether or not incorporated) is or has been as of any date within the preceding six years been treated as a single employer together with Bay State pursuant to section 414 of the Code. Bay State has not incurred or reasonably expects to incur (either directly or indirectly, including as a result of any indemnification obligation) any liability that could become a liability of GMI under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists which could result in any such liability. Each of the Boston Employee Plans has been operated and administered in all material respects in accordance with all applicable laws, including but not limited to ERISA and the Code. Bay State has made all material contributions to all multiemployer pension and welfare benefit plans within the meaning of Title I of ERISA.

      6.11  Litigation.  Evergreen is not subject to any judgment, award, order,
            ----------
writ, injunction, arbitration decision or decree affecting the Boston Station or any of the Boston Assets or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement or the Time Brokerage Agreements. Except as set forth in

Schedule 6.11, there is no claim, litigation, proceeding or investigation
- -------------
pending or threatened, against or affecting the Boston Station or any of the Boston Assets whether or not covered by insurance, which seeks damages (monetary or otherwise) in excess of $50,000 in any single instance or $250,000 in the aggregate, or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken by Evergreen in connection with this Agreement or the Time Brokerage Agreements.

      6.12  Compliance with Laws.  (a)  Evergreen is operating in material
            --------------------
compliance with all laws, regulations and governmental orders applicable to the conduct of the business and operations of the Boston Station, and its use of the Boston Assets does not violate any such laws, regulations or orders in any material respect.

     (b)  (i) the Boston Station is not causing interference in violation of FCC
           -
rules to the transmission of any other broadcast station or communications facility and has not received any complaints with respect thereto and (ii) no
                                                                       --
other broadcast station or communications facility is causing interference in violation of FCC rules to the Boston Station's transmissions or the public's reception of such transmissions.

      6.13  Transaction with Affiliates.  Except as set forth on Schedule 6.13,
            ---------------------------                          -------------
all of the Boston Assets are owned or leased by Evergreen, and no Affiliate of Evergreen or any other Person owns or leases property or is a party, including, without limitation, as lessor or lessee, to any Boston Contract or Boston Real Property Lease affecting or relating to the operations of the Boston Station. Neither Evergreen nor any Affiliate owns, directly or indirectly, on an individual or joint basis, any material interest in any third party which is a party to any Boston Contract. There are no agreements, arrangements or understandings between Evergreen and any third party pursuant to which the Boston Station receives, as a result of its ownership by Evergreen, discounts, bonuses or other favorable arrangements that will not be available to the Boston Station after the Closing.

      6.14  Boston Financial Statements.  Schedule 6.14 contains true and
            ---------------------------   -------------
complete copies of the Boston Financial Statements. The Boston Financial Statements have been prepared in accordance with GAAP consistently applied. The Boston Financial Statements accurately reflect and fairly present in all material respects the financial condition and the results of the operations and cash flows of the Boston Station as of the dates and for the periods indicated. Except for liabilities or obligations (a) as and to the extent expressly
                                       -
reflected or reserved against on the balance sheet of the Boston Station as of December 31, 1995 included in the Boston Financial Statements, (b) incurred
                                                                -
since December 31, 1995 in the ordinary course of business, (c) which in the
                                                             -
aggregate are not material to Evergreen or (d) disclosed on Schedule 6.14,
                                            -               -------------
Evergreen has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, relating to the Boston Station.

      6.15  Absence of Changes or Events.  Except as disclosed in Schedule 6.15,
            ----------------------------                          -------------
since December 31, 1995, the operations and business of the Boston Station have been conducted in all material respects only in the ordinary course and Evergreen has not, except in the ordinary course of business, purchased, sold, assigned or otherwise transferred any of the Boston Assets.

      6.16  Insurance.  The business, properties (including the Boston Assets)
            ---------
and employees of the Boston Station are insured against loss, damage or injury in amounts listed in Schedule 6.16, which shows all insurance policies held by
                     -------------
Evergreen relating to such business, properties and employees, together with the policy limits, type of coverage, location of the property covered, annual premium, premium payment dates and expiration date of each of the policies. All such insurance policies are in full force and effect.

      6.17  Taxes.  Except for any Taxes imposed in connection with the Boston
            -----
Time Brokerage Agreement, no event has occurred or condition exists that could result in any liability being imposed on GMI by any taxing authority for any Taxes, due or to become due of Evergreen for any taxable period, or imposed with respect to the Boston Assets for any taxable period or portion thereof ending on or before the Cut-Off Time.

      6.18  Environmental Matters.  (a)  Except as set forth in Schedule 6.18,
            ---------------------                               -------------
all operations and uses of the premises which is the subject of the Boston Real Property Leases are in compliance with all Environmental Laws. Evergreen has obtained all environmental, health and safety permits necessary for the operation of the Boston Station, and all such permits are in full force and effect and Evergreen is in compliance with the terms and conditions of all such permits. Evergreen has not received any notice, and Evergreen is not aware of, any administrative or judicial investigations, proceedings or actions with respect to violations, alleged or proven, of Environmental Laws by Evergreen or any tenants or subtenants of Evergreen, or otherwise involving the premises which is the subject of the Boston Real Property Leases.

     (b)  Except as set forth in Schedule 6.18, there has been no release (nor
                                 -------------
is there any substantial threat of a release) of any Hazardous Substance at or from the premises which are the subject of the Boston Real Property Leases in amounts or concentrations requiring remediation under or that would violate current Environmental Laws. Except as set forth in Schedule 6.18, there are no
                                                    -------------
Hazardous Substances present on the premises which are the subject of the Boston Real Property Leases except for ordinary quantities of properly stored Hazardous Substances found in consumer or commercial products that are used in the normal course of broadcast station operations, including grounds and building operation and maintenance. Except as set forth in Schedule 6.18, there are no underground
                                         -------------
storage tanks, or underground piping associated with such tanks, on the premises which are the subject of the Boston Real Property Leases. The representations and warranties set forth in Sections 6.4, 6.11 and 6.12 shall not apply to environmental matters and instead the representations and warranties set forth in this Section 6.18 shall apply.

      6.19  Bankruptcy.  No insolvency proceedings of any character, including,
            ----------
without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Evergreen or any of the Boston Assets, are pending or threatened, and Evergreen has not made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

      6.20  Boston Assets.  Except as set forth in Schedule 6.20, Evergreen has
            -------------                          -------------
good and valid title to the Boston Assets free and clear of all Liens, except for Permitted Liens. Evergreen owns or has the right to use all of the Boston Assets necessary to operate the Boston Station as currently conducted.

      6.21  Foreign Investment in Real Property Tax Act.  Evergreen is not a
            -------------------------------------------
"foreign person" within the meaning of Section 1445 of the Code, and Evergreen shall deliver to GMI at Closing an affidavit to this effect.

      6.22  Disclosure.  None of this Agreement or any certificate or other
            ----------
document delivered in connection with the transactions contemplated by this Agree ment contains any untrue statement of a material fact or omits any statement of a material fact necessary to make any statement contained herein or therein not mis leading.


                                  ARTICLE VII

                            COVENANTS OF THE PARTIES
                            ------------------------

      7.1  Interim Operation.  Evergreen, on the one hand, and GMI, on the other
           -----------------
hand, agree that, except (a) as provided by or in furtherance of the Time
                          -
Brokerage Agreements, (b) as permitted by this Agreement or (c) with the prior
                       -                                     -
written consent of the other party, between the date of this Agreement and the Closing Date, each party will, with respect to the Station owned by it:

          (i) not take any action which could result in the business or operations of such Station not being conducted in the ordinary course of business, consistent with past practices, and not take any action which could adversely effect the ongoing operations and assets of such Station;

          (ii) not sell, assign, lease or otherwise transfer or dispose of any of the Boston Assets, in the case of Evergreen, or the Washington Assets, in the case of GMI, unless the same shall be replaced with assets of equal or greater value and utility;

          (iii) not create, assume or permit to exist any Lien of any nature whatsoever (except Permitted Liens) upon the Boston Assets, in the case of Evergreen, or the Washington Assets, in the case of GMI, except for those in existence on the date of this Agreement, all of which will be removed on or prior to the Closing Date;

          (iv) operate the Boston Station, in the case of Evergreen, or the Washington Station, in the case of GMI, in all material respects in accordance with the FCC's rules and regulations and the applicable Station Licenses and with all other laws, regulations, rules and orders; and not fail to prosecute with due diligence any pending application to the FCC, and not cause or permit by any act, or failure to act, any of the Boston Station Licenses, in the case of Evergreen, or the Washington Station Licenses, in the case of GMI, to expire, be surrendered, adversely modified, or otherwise terminated, or the FCC to institute any proceeding for the suspension, revocation or material adverse modification of any such Station Licenses;

          (v) not waive any material right under any Non-LMA Contract or Station License relating to the Boston Station or the Boston Assets, in the case of Evergreen, or the Washington Station or the Washington Assets, in the case of GMI;

          (vi) not enter into any Non-LMA Contracts relating to the Boston Station or the Boston Assets, in the case of Evergreen, or the Washington Station or the Washington Assets, in the case of GMI;

          (vii) timely make all payments required to be paid under any Non-LMA Contract when due and otherwise pay all liabilities and satisfy all obligations within 90 days of invoice;

          (viii) maintain the insurance policies on the Boston Station and the Boston Assets, in the case of Evergreen, and the Washington Station and the Washington Assets, in the case of GMI listed in Schedule 6.16 and 5.16,
                                                     ----------------------
     respectively, or their equivalent; and

          (ix) if the broadcast transmissions of the Boston Station or the Washington Station from its main broadcast antenna at full authorized power is interrupted or impaired, Evergreen, in the case of the Boston Station, and GMI, in the case of the Washington Station, shall use its reasonable best efforts to restore transmissions at full authorized power as soon as reasonably possible.

      7.2  Access to the Stations.  Without in any way limiting the rights and
           ----------------------
obligations of the parties under the Time Brokerage Agreements, between the date of this Agreement and the Closing Date, each party hereto shall give the other party and its counsel, accountants, lenders, engineers and other representatives, reasonable access during normal business hours to all of such party's properties, records and employees relating exclusively to the Station being acquired hereunder by such other party, including the data underlying the related Financial Statements, and shall furnish such other party with all information that such party reasonably requests concerning such Station. The rights of any party to access under this Section shall be exercised in such a manner as to not interfere unreasonably with the business of the Station to be acquired by it hereunder.

      7.3  Third-Party Consents.  (a)  GMI at its own cost shall use all
           --------------------
reasonable best efforts to obtain the consent of any third parties listed on

Schedule 4.3, 5.3 or 5.8 necessary for the assignment to Evergreen of any
- ------------------------
Washington Contract to be assigned hereunder or under the Washington Time Brokerage Agreement.

     (b) Evergreen at its own cost shall use all reasonable best efforts to obtain the consent of any third parties listed on Schedule 4.3, 6.3 or 6.8
                                                  ------------------------
necessary for the assignment to GMI of any Boston Contract to be assigned hereunder or under the Boston Time Brokerage Agreement.

      7.4  Notification.  At all times prior to the Closing, each party hereto
           ------------
shall promptly notify the other party in writing of any fact, condition, event or occurrence that will or could reasonably be expected to result in the failure of any representation or warranty of such party made in this Agreement to be true and complete in all material respects, promptly upon becoming aware of the same.

      7.5  No Inconsistent Action.  No party shall take any action which is
           ----------------------
inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement. No party shall willfully take any action that would disqualify or impair such party as either (a) an assignor of the Station Licenses held by it or (b) a licensee
           -                                                     -
or an owner and operator of the Station to be acquired by it hereunder.

      7.6  Estoppel Certificates; Consent and Waiver.  (a)  Subject to Section
           -----------------------------------------
11.1(c)(iv), Evergreen shall use all reasonable best efforts to obtain estoppel certificates containing customary provisions and consents and waivers from any lessor of any material Boston Asset that GMI requests at least 15 Business Days before the Closing Date.

     (b) Subject to Section 11.2(c)(iv), GMI shall use all reasonable best efforts to obtain estoppel certificates containing customary provisions and consents and waivers from any lessor of any material Washington Asset that Evergreen requests at least 15 Business Days before the Closing Date.

     (c) Each estoppel certificate obtained pursuant to this Section 7.6 shall identify with specificity the lease, and any amendments or modifications thereto, and the amount of the monthly payments due thereunder and the expiration date thereof (together with all renewal options, if any), and shall contain the landlord's or lessor's certification for the benefit of the party requesting such certificate that the lease is in full force and effect, that there are no defaults that remain uncured with respect to such lease and that the lessee has been and is in full compliance with all of such lessee's obligations thereunder.


                                 ARTICLE VIII

                              ADDITIONAL COVENANTS
                              --------------------

          GMI and Evergreen covenant and agree that for the applicable periods set forth below, they shall act in accordance with the following:

          8.1  Reasonable Best Efforts.  Prior to the Closing, each party shall
               -----------------------
use its reasonable best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement.

          8.2  Control of Stations.  Without in any way limiting the rights and
               -------------------
obligations of the parties under the Time Brokerage Agreements, prior to the Closing, GMI shall not, directly or indirectly, control, supervise or direct the operations of the Boston Station and Evergreen shall not, directly or indirectly, control, supervise or direct the operations of the Washington Station. Such operations shall be the sole responsibility of Evergreen, in the case of the Boston Station, and GMI, in the case of the Washington Station, and, subject to the provisions of Article VII, shall be in their complete discretion.

          8.3  Employees.  (a)  As of the Commencement Date (as defined in the
               ---------
Washington Time Brokerage Agreement), GMI shall terminate all of the Washington Station's employees, except as otherwise provided in the Washington Time Brokerage Agreement. GMI shall be liable for all severance and other benefits to which those persons employed by the Washington Station on or prior to the Commencement Date are entitled as a result of their employment by GMI prior to the Commencement Date under all Washington Employee Plans, applicable law or otherwise.

          (b) As of the Commencement Date (as defined in the Boston Time Brokerage Agreement), Evergreen shall terminate all of the Boston Station's employees, except as otherwise provided in the Boston Time Brokerage Agreement. Evergreen shall be liable for all severance and other benefits to which those persons employed by the Boston Station on or prior to the Commencement Date are entitled as a result of their employment by Evergreen prior to the Commencement Date under all Boston Employee Plans, applicable law or otherwise.

          8.4  Renewal of Contracts.   Prior to the Closing, each party shall
               --------------------
use its reasonable best efforts to renew any Non-LMA Contract to be assumed by the other party hereunder which by its terms expires or terminates between the date of this Agreement and the Closing Date, provided that any such renewal shall be on terms and conditions reasonably satisfactory to the other party.

          8.5  Post-Closing Covenants.  (a)  For a period of three years after
               ----------------------
the Closing Date, each party agrees to make available to the other party after Closing, upon request, any records, files, documents and correspondence of the Stations, the Boston Assets or the Washington Assets that are reasonably determined by such party to be necessary or appropriate in connection with the filing of any report with a governmental agency or the prosecution or defense of any claim, legal action, counterclaim, suit, arbitration, governmental investigation, or other legal, ad ministrative, or tax proceeding, to which the requesting party is a party. The requesting party shall reimburse the other party for any expenses incurred pursuant to this Section 8.5, including reimbursement for the time of any of such party's employees, including any employee of the Station that is the subject of such request. Each party shall exercise its rights under this Section 8.5 so as not to unreasonably interfere with or disrupt the operations of the other party.

          (b) For a period of three years after the Closing Date, at least 30 days prior to discarding or destroying any books or records relating to the Boston Assets or the Washington Assets that are being exchanged hereunder, each party shall give the other party notice of its intended action and an opportunity for such other party to retain any of the books or records proposed to be discarded or destroyed by such party.

          8.6  Fairbanks Agreement.  Following the Closing Date, Evergreen Media
               -------------------
shall, upon the request of GMI, proceed diligently to exercise its rights, including, without limitation, its right to indemnification, under the Asset Purchase Agreement, dated October 12, 1995, between Evergreen Media and Fairbanks Communications, Inc. GMI shall be entitled to receive from Evergreen Media any amount actually received by Evergreen Media with respect to such rights, less the reasonable fees and costs incurred by Evergreen Media in exercising such rights.

                                   ARTICLE IX

               CONDITIONS PRECEDENT TO GMI'S OBLIGATION TO CLOSE
               -------------------------------------------------

          The obligations of GMI at the Closing are subject to satisfaction of each of the following conditions:

          9.1  Representations, Warranties and Covenants.  (a)  All
               -----------------------------------------
representations and warranties of Evergreen made in this Agreement shall be true and complete in all material respects on and as of the Closing Date as if made on and as of that date.

          (b) All of the terms, covenants and conditions to be complied with and performed by Evergreen on or prior to Closing Date shall have been complied with or performed.

          9.2  Governmental Consents.  The conditions specified in Article IV of
               ---------------------
this Agreement shall have been satisfied, any applicable waiting period under the HSRA shall have expired or been earlier terminated without receipt of any objection or the commencement or threat of any litigation by any governmental authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement and the FCC Consent with respect to the Boston Station shall have become a Final Order and shall contain no condition that has or, in GMI's good faith judgment, will have a material adverse effect upon the Boston Station.

          9.3  Adverse Proceedings.  No action, suit, proceeding, litigation or
               -------------------
investigation shall be pending or threatened by any governmental authority which questions the validity or legality of this Agreement or any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect.

          9.4 Deliveries. Evergreen shall have made all the deliveries set forth
              ----------
in Section 11.1.

          9.5  WWRC.  GMI shall have transferred substantially all of the assets
               ----
of WWRC to Evergreen or one or more of its Affiliates.

                                   ARTICLE X

                            CONDITIONS PRECEDENT TO
                        EVERGREEN'S OBLIGATION TO CLOSE
                        -------------------------------

          The obligations of Evergreen at the Closing are subject to satisfaction of each of the following conditions:

          10.1  Representations, Warranties and Covenants.  (a)  All
                -----------------------------------------
representations and warranties of GMI made in this Agreement shall be true and complete in all material respects on and as of the Closing Date as if made on and as of that date.

          (b) All the terms, covenants and conditions to be complied with and performed by GMI on or prior to the Closing Date shall have been complied with or performed.

          10.2  Governmental Consents.  The conditions specified in Article IV
                ---------------------
of this Agreement shall have been satisfied, any applicable waiting period under the HSRA shall have expired or been earlier terminated without receipt of any objection or the commencement or threat of any litigation by any governmental authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement and the FCC Consent with respect to the Washington Station shall have become a Final Order and shall contain no condition that has or, in Evergreen's good faith judgment, will have a material adverse effect upon the Washington Station.

          10.3  Adverse Proceedings.  No action, suit, proceeding, litigation or
                -------------------
investigation shall be pending or threatened by any governmental authority which questions the validity or legality of this Agreement or any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect.

          10.4 Deliveries. GMI shall have made all the deliveries set forth in
               ----------
Section 11.2.

          10.5 WWRC. Evergreen or one or more of its Affiliates shall have
               ----
acquired substantially all of the assets of WWRC.

                                   ARTICLE XI

                    DOCUMENTS TO BE DELIVERED AT THE CLOSING
                    ----------------------------------------

          11.1  Documents to be Delivered by Evergreen.  At the Closing,
                --------------------------------------
Evergreen shall deliver or cause to be delivered to GMI the following:

          (a) certificates of Evergreen, dated the Closing Date, in form and substance reasonably satisfactory to GMI, certifying to the fulfillment of the conditions set forth in Section 9.1;

          (b) opinion of counsel to Evergreen, dated the Closing Date, in form and substance reasonably satisfactory to Evergreen and GMI;

          (c) instruments of conveyance and transfer, in form and substance reasonably satisfactory to counsel to GMI, effecting the assignment, transfer, conveyance and delivery of the Boston Assets to GMI, including, but not limited to, the following:

              (i)  assignments of the Boston Station Licenses;

              (ii)  bills of sale for all Boston Personal Property;

              (iii)  assignments of Boston Real Property Leases;

              (iv) any estoppel certificates, consents and waivers obtained by Evergreen pursuant to Section 7.6;

              (v) assignment of the Boston Intellectual Property set forth on
          Schedule 6.7; and
          ------------

              (vi)  assignments of any Boston Non-LMA Contracts;

          (d) instruments, in form and substance reasonably satisfactory to counsel to GMI, pursuant to which Evergreen assumes pursuant to Article II the liabilities, obligations, commitments and responsibilities with respect to the Washington Assets set forth in Section 2.9;

          (e) certified resolutions of the board of directors of Evergreen, authorizing the execution, delivery and performance of this Agreement and the Time Brokerage Agreements;

          (f) an affidavit to the effect that Evergreen is not a "foreign person" within the meaning of Section 1445 of the Code; and

          (g) such other documents as may reasonably be requested by GMI's counsel.

          11.2  Documents to be Delivered by GMI.  At the Closing, GMI shall
                --------------------------------
deliver or cause to be delivered to Evergreen the following:

          (a) certificate of GMI, dated the Closing Date, in form and substance reasonably satisfactory to Evergreen, certifying to the fulfillment of the conditions specified in Section 10.1;

          (b) opinion of counsel to GMI, dated the Closing Date, in form and substance reasonably satisfactory to Evergreen and GMI;

          (c) instruments of conveyance and transfer, in form and substance reasonably satisfactory to counsel to Evergreen, effecting the assignment, transfer, conveyance and delivery of the Washington Assets to Evergreen, including, but not limited to, the following:

              (i)  assignments of the Washington Station Licenses;

              (ii)  bills of sale for all Washington Personal Property;

              (iii)  assignments of Washington Real Property Leases;

              (iv) any estoppel certificates, consents and waivers obtained by GMI pursuant to Section 7.6;

              (v) assignment of the Washington Intellectual Property set forth on Schedule 5.7; and
             ------------

              (vi)  assignments of any Washington Non-LMA Contracts;

          (d) instruments, in form and substance reasonably satisfactory to counsel to Evergreen, pursuant to which GMI assumes pursuant to Article II the liabilities, obligations, commitments and responsibilities with respect to the Boston Assets set forth in Section 2.9;

          (e) certified resolutions of the board of directors of GMI, authorizing the execution, delivery and performance of this Agreement and the Time Brokerage Agreements;

          (f) an affidavit to the effect that GMI is not a "foreign person" within the meaning of Section 1445 of the Code; and

          (g) such other documents as may reasonably be requested by counsel to Evergreen.


                                  ARTICLE XII

                       TRANSFER TAXES; FEES AND EXPENSES
                       ---------------------------------

          12.1  Transfer Taxes and Similar Charges.  Except as provided in
                ----------------------------------
Section 7.3, all costs of transferring the Boston Assets and the Washington Assets in accordance with this Agreement shall be allocated among the parties as follows:

          (a) Evergreen shall pay the HSRA filing fee associated with the transfer of the Washington Station and GMI shall pay the HRSA filing fee associated with the transfer of the Boston Station;

          (b) Evergreen shall pay any and all Taxes that may be imposed by any taxing authority in the nature of sales or use Taxes as a result of the transfer of the Washington Assets from GMI to Evergreen, and GMI shall pay any and all Taxes that may be imposed by any taxing authority in the nature of sales or use Taxes as a result of the transfer of the Boston Assets from Evergreen to GMI; and

          (c) all other costs and expenses of transferring the Boston Assets and the Washington Assets shall be divided equally between Evergreen and GMI.

As between Evergreen and GMI, the party that has the primary responsibility under applicable law for filing any return in respect of Taxes described in this
Section 12.1 shall prepare such return, subject to the other party's approval, which approval shall not be unreasonably withheld, and timely file such return.

          12.2  Expenses.  Except as set forth in Section 12.1, each party
                --------
hereto shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

                                  ARTICLE XIII

                      BROKER'S COMMISSION OR FINDER'S FEE
                      -----------------------------------

          13.1  GMI's Representation and Agreement to Indemnify.  GMI represents
                -----------------------------------------------
and warrants to Evergreen that neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based. GMI further agrees to indemnify and hold Evergreen harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorney's fees) arising out of a claim by any person or entity based on any such arrangement or agreement made or alleged to have been made by GMI.

          13.2  Evergreen's Representation and Agreement to Indemnify. Evergreen
                -----------------------------------------------------
represents and warrants to GMI that neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based. Evergreen further agrees to indemnify and hold GMI harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of a claim by any person or entity based on any such arrangement or agreement made or alleged to have been made by Evergreen.


                                  ARTICLE XIV

                                INDEMNIFICATION
                                ---------------

          14.1  Indemnification by Evergreen.  (a)  General.  Evergreen agrees
                ----------------------------        -------
to indemnify and hold harmless GMI, its Affiliates and the officers, directors, employees, agents, advisers and representatives of GMI and its Affiliates ("GMI Indemnitees") from and against, and pay or reimburse each GMI Indemnitee for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in connection with the investigation or defense thereof or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

          (i) any inaccuracy of any representation or warranty made by Evergreen herein or in any certificate, document or instrument delivered to GMI pursuant to Section 11.1;

          (ii) any failure of Evergreen to perform any covenant or agreement hereunder;

          (iii) any claims of third parties with respect to the business and operations of the Boston Station or the ownership of the Boston Assets prior to the Closing not expressly assumed by GMI under Section 2.9;

          (iv) any liabilities, obligations, commitments or responsibilities of Evergreen not expressly assumed by GMI under Section 2.9;

          (v) the environmental conditions on, under, above, or about any assets, equipment or facilities (other than the Boston Assets) owned, leased or operated at any time by Evergreen, or any of its predecessors or Affiliates;

          (vi) any failure of Evergreen to comply with applicable bulk sales laws (in consideration of which indemnification obligation GMI hereby waives compliance by Evergreen with any applicable bulk sales laws);

          (vii) any liabilities, obligations, commitments or responsibilities of GMI expressly assumed by Evergreen pursuant to Section 2.9; and

          (viii) the ownership of the Washington Assets or the operation of the Washington Station subsequent to the Closing, except to the extent such Loss results from any inaccuracy of any representation or warranty made by GMI herein or in any certificate, document or instrument delivered to Evergreen pursuant to Section 11.2 or any failure of GMI to perform any covenant or agreement hereunder.

          (b)  Limitations on Indemnification.
               ------------------------------

          (i) Notwithstanding anything in Section 14.1(a) of this Agreement to the contrary, Evergreen shall not be required to make any indemnification payments under clause (i) of Section 14.1(a) until the aggregate amount of Losses resulting from or arising out of the matters referred to in Section 14.1(a)(i) exceeds $200,000; provided that if the aggregate amount of such
                                  --------
     Losses exceeds such amount, Evergreen shall be required to indemnify GMI Indemnitees for all Losses indemnifiable under Section 14.1(a)(i) without regard to such $200,000 limitation.

          (ii) Evergreen's obligations to make any indemnification payments of any kind under Section 14.1(a) shall be limited to $5,000,000.

          (iii) No claim may be brought by a GMI Indemnitee under this Agreement for breach of a representation or warranty contained in this Agree ment unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the first anniversary hereof. In the event such a notice is given, the right to indemnification with respect thereto shall survive until such claim is finally resolved and any obligations thereto are fully satisfied.

          (c)  Exclusive Remedy.  Except for the remedies provided in Section
               ----------------
16.1, subsequent to the Closing indemnification under this Section 14.1 shall be the exclusive remedy of GMI Indemnitees with respect to any legal, equitable or other claim for relief based upon this Agreement or the certificates, documents and in struments delivered by Evergreen in connection herewith.

          14.2  Indemnification by GMI.  (a)  General.  GMI agrees to indemnify
                ----------------------        -------
and hold harmless Evergreen, its Affiliates and the officers, directors, employees, agents, advisers and representatives of each such Person ("Evergreen Indemnitees") from and against, and pay or reimburse each Evergreen Indemnitee for, any and all Losses resulting from or arising out of:

          (i) any inaccuracy in any representation or warranty made by GMI herein or in any certificate, document or instrument delivered to Evergreen pursuant to Section 11.2;

          (ii) any failure of GMI to perform any covenant or agreement hereunder;

          (iii) any claims of third parties with respect to the business and operations of the Washington Station or the ownership of the Washington Assets prior to the Closing not expressly assumed by Evergreen under
     Section 2.9;

          (iv) any liabilities, obligations, commitments or responsibilities of GMI not expressly assumed by Evergreen under Section 2.9;

          (v) the environmental conditions on, under, above, or about any assets, equipment or facilities (other than the Washington Assets) owned, leased or operated at any time by GMI, or any of its predecessors or Affiliates;

          (vi) any failure of GMI to comply with applicable bulk sales laws (in consideration of which indemnification obligation Evergreen hereby waives compliance by GMI with any applicable bulk sales laws);

          (vii) any liabilities, obligations, commitments or responsibilities of Evergreen expressly assumed by GMI pursuant to Section 2.9; and

          (viii) the ownership of the Boston Assets or the operation of the Boston Station subsequent to the Closing, except to the extent such Loss results from any inaccuracy of any representation or warranty made by Evergreen herein or in any certificate, document or instrument delivered to GMI pursuant to Section 11.1 or any failure of Evergreen to perform any covenant or agreement hereunder.

          (b)  Limitations on Indemnification.
               ------------------------------

          (i) Notwithstanding anything in Section 14.2(a) of this Agreement to the contrary, GMI shall not be required to make any indemnification payments under clause (i) of Section 14.2(a) until the aggregate amount of Losses resulting from or arising out of the matters referred to in Section 14.2(a)(i) exceeds $200,000; provided that if the aggregate amount of such
                                  --------
     Losses exceeds such amount, GMI shall be required to indemnify Evergreen Indemnitees for all Losses indemnifiable under Section 14.2(a)(i) without regard to such $200,000 limitation.

          (ii) GMI's obligation to make any indemnification payments of any kind under Section 14.2(a) shall be limited to $5,000,000.

          (iii) No claim may be brought by an Evergreen Indemnitee under this Agreement for breach of a representation or warranty contained in this Agree ment unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the first anniversary hereof. In the event such a notice is given, the right to indemnification with respect thereto shall survive until such claim is finally resolved and any obligations thereto are fully satisfied.

          (c)  Exclusive Remedy.  Except for the remedies provided in Section
               ----------------
16.2, subsequent to the Closing indemnification under this Section 14.2 shall be the exclusive remedy of Evergreen Indemnitees with respect to any legal, equitable or other claim for relief based upon this Agreement or the certificates, documents and instruments delivered by GMI in connection herewith.

          14.3  Indemnification Procedures.  In the case of any claim asserted
                --------------------------
by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (a)
                                                                           -
the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party,

(b) the Indemnified Party may participate in such defense at such Indemnified
- --
Party's expense, and (c) the omission by any Indemnified Party to give notice as
                      -
provided herein shall not relieve the Indemnifying Party of its indem nification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's tax liability or the ability of the Indemnified to conduct the business of the Station acquired by such Indemnified Party hereunder or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. Notwithstanding the foregoing, the Indemnifying Party shall still provide indemnification to the Indemnified Party. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litiga tion subject to this Section 14.3 and the records of each shall be available to the other with respect to such defense.

                                   ARTICLE XV

                               TERMINATION RIGHTS
                               ------------------

          15.1  Termination.  This Agreement may be terminated by either GMI or
                -----------
Evergreen, as set forth below, upon written notice to the other upon the occurrence of any of the following, provided that the party seeking to terminate is not in material default or breach of this Agreement:

          (a)  by GMI or Evergreen:

          (i)  if the Closing has not occurred by June 30, 1997;

          (ii) if the FCC denies either FCC Application or any part thereof or designates any part of it for a trial-type hearing; or

          (iii) if there shall be in effect any final judgment, final decree or order that would prevent or make unlawful the Closing.

          (b)  by GMI:

          (i)  pursuant to Section 17.1;

          (ii) if the regular broadcast transmission of the Boston Station from its main broadcasting antenna at full authorized effective radiated power is interrupted for a period of more than 72 hours in any single 30 day period as a result of or arising from any action or inaction by Evergreen;

          (iii) if any material representation or warranty of Evergreen made herein or in any certificate, document or instrument delivered by Evergreen hereunder is untrue or incomplete in any material respect and such breach is not cured within 10 Business Days of Evergreen's receipt of written notice from GMI that such breach exists or has occurred; or

          (iv) if Evergreen defaults in the performance of any material covenant or agreement hereunder, including, without limitation, its obligation to close under this Agreement, and such breach is not cured within 10 Business Days of Evergreen's receipt of written notice from GMI that such default exists or has occurred.

          (c)  by Evergreen:

          (i)  pursuant to Section 17.1;

          (ii) if the regular broadcast transmission of the Washington Station from its main broadcasting antenna at full authorized effective radiated power is interrupted for a period of more than 72 hours in any single 30 day period as a result of or arising from any action or inaction by GMI;

          (iii) if any material representation or warranty of GMI made herein or in any certificate, document or instrument delivered by GMI hereunder is untrue or incomplete in any material respect and such breach is not cured within 10 Business Days of GMI's receipt of written notice from Evergreen that such breach exists or has occurred; or

          (iv) if GMI defaults in the performance of any material covenant or agreement hereunder, including, without limitation, its obligation to close under this Agreement, and such breach is not cured within 10 Business Days of GMI's receipt of written notice from Evergreen that such default exists or has occurred.

          15.2  Liability.  In the event of the termination of this Agreement
                ---------
under Section 15.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof, except that the provisions of
Article XII, Article XVI and Sections, 17.2 and 17.7 shall survive any such termination.


                                  ARTICLE XVI

                             REMEDIES UPON DEFAULT
                             ---------------------

          16.1  GMI's Remedies; Specific Performance.  Evergreen recognizes
                ------------------------------------
that, in the event Evergreen defaults in the performance of its obligations to close under this Agreement, monetary damages alone will not be adequate. Therefore, unless GMI is in material default in the performance of its obligations under this Agreement, GMI shall be entitled, in addition to any remedy available at law, including, without limitation, a suit for monetary damages, and its right to terminate this Agreement under Section 15.1, to instead obtain specific performance of the terms of this Agreement in lieu of any other remedy available at law. In any action to enforce specifically the performance of this Agreement, Evergreen shall waive the defense that there is another adequate remedy at law or equity and agrees that GMI shall have the right to obtain specific performance of Evergreen's obligations under the terms of this Agreement without being required to prove actual damages, post bond or furnish other security. In addition, GMI shall be entitled to obtain from Evergreen court costs and reasonable attorneys' fees incurred by it in enforcing its rights hereunder. In the event GMI elects to terminate this Agreement under any subsection of Section 15.1(a) or (b) as opposed to seeking specific performance under this Section 16.1 and Evergreen is in material breach or default hereunder, then GMI shall be entitled to seek any remedy available at law, including, without limitation, a suit for monetary damages.

          16.2  Evergreen's Remedies; Specific Performance.  GMI recognizes
                ------------------------------------------
that, in the event GMI defaults in the performance of its obligations to close under this Agreement, monetary damages alone will not be adequate. Therefore, unless Evergreen is in material default in the performance of its obligations under this Agreement, Evergreen shall be entitled, in addition to any remedy available at law, including, without limitation, a suit for monetary damages, and their right to terminate this Agreement under Section 15.1, to instead obtain specific performance of the terms of this Agreement in lieu of any other remedy available at law. In any action to enforce specifically the performance of this Agreement, GMI shall waive the defense that there is another adequate remedy at law or equity and agrees that Evergreen shall have the right to obtain specific performance of GMI's obligations under the terms of this Agreement without being required to prove actual damages, post bond or furnish other security. In addition, Evergreen shall be entitled to obtain from GMI court costs and reasonable attorneys' fees incurred by them in enforcing their rights hereunder. In the event Evergreen elects to terminate this Agreement under any subsection of Section 15.1(a) or (c) as opposed to seeking specific performance under this Section 16.2 and GMI is in material breach or default hereunder, then Evergreen shall be entitled to seek any remedy available at law, including, without limitation, a suit for monetary damages.


                                  ARTICLE XVII

                                OTHER PROVISIONS
                                ----------------

          17.1  Risk of Loss.  (a) The risk of loss or damage to any of the
                ------------
Boston Assets prior to the Cut-Off Time shall be upon Evergreen. Evergreen shall repair, replace and restore to its prior condition any material damage to or loss of Boston Assets as soon as possible. If Evergreen is unable or fails to restore or replace a lost or damaged material Boston Asset prior to the Closing Date, GMI may elect (i) to terminate this Agreement, but only if the
                             -
failure to restore or replace a lost or damaged material Boston Asset continues for a period in excess of 60 days from the date that would be the Closing Date without consideration of this Section 17.1(a), (ii) to consummate the
                                                --
transactions contemplated by this Agreement on the Closing Date, in which event Evergreen shall assign to GMI at Closing Evergreen's rights under any insurance policy or pay over to GMI all proceeds of insurance covering such Boston Asset's damage, destruction or loss or (iii) delay the Closing Date until a date within
                                ---

15 Business Days after Evergreen gives written notice to GMI of completion of the restoration or replacement of such Boston Asset. If the delay in the Closing Date under this Section 17.1(a) would cause the Closing to occur at any time after the period permitted by the FCC Consent relating to the Boston Station, Evergreen and GMI shall file an appropriate request with the FCC for an extension of time within which to complete the Closing.

          (b) The risk of loss or damage to any of the Washington Assets prior to the Cut-Off Time shall be upon GMI. GMI shall repair, replace and restore to its prior condition any material damage to or loss of Washington Assets as soon as possible. If GMI is unable or fails to restore or replace a lost or damaged material Washington Asset prior to the Closing Date, Evergreen may elect (i) to
                                                                          -
terminate this Agreement, but only if the failure to restore or replace a lost or damaged material Washington Asset continues for a period in excess of 60 days from the date that would be the Closing Date without consideration of this
Section 17.1(b), (ii) to consummate the transactions contemplated by this
                  --
Agreement on the Closing Date, in which event GMI shall assign to Evergreen at Closing GMI's rights under any insurance policy or pay over to Evergreen all proceeds of insurance covering such Washington Asset's damage, destruction or loss, or (iii) delay the Closing Date until a date within 15 Business Days after
          ---
GMI gives written notice to Evergreen of completion of the restoration or replacement of such Washington Asset. If the delay in the Closing Date under this Section 17.1(b) would cause the Closing to occur at any time after the period permitted by the FCC Consent relating to the Washington Station, GMI and Evergreen shall file an appropriate request with the FCC for an extension of time within which to complete the Closing.

          17.2  Publicity.  Except as required by applicable law or with the
                ---------
other parties' express written consent, no party to this Agreement nor any Affiliate of any party shall issue any press release or make any public statement (oral or written) regarding the transactions contemplated by this Agreement.

          17.3  Benefit and Assignment.  This Agreement shall be binding upon
                ----------------------
and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither GMI nor Evergreen may assign this Agreement without the prior written consent of GMI, in the case of any such assignment by Evergreen, or Evergreen, in the case of any such assignment by GMI, except that
(i) GMI may assign its rights and obligations under this Agreement to one or
 -
more of its Affiliates designated by GMI in writing to Evergreen prior to the Closing Date, provided that any such assignment shall not relieve GMI from any
              --------
of its obligations under this Agreement and provided that any such assignment does not delay the Closing Date and (ii) Evergreen may assign its rights and
                                     --
obligations under this Agreement to one or more of their Affiliates designated by Evergreen in writing to GMI prior to the Closing Date, provided that any such
                                                          --------
assignment shall not relieve Evergreen from any of its obligations under this Agreement and provided that any such assignment does not delay the Closing Date.

          17.4  No Third-Party Beneficiaries.  Except as provided in Article XIV
                ----------------------------
and Section 17.3, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

          17.5  Nature of  Representations and Warranties; Entire Agreement;
                ------------------------------------------------------------
Amendments, etc.  (a)  It is the explicit intent and understanding of each of
- ---------------
the parties hereto that neither party nor any of its Affiliates, representatives or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in Articles V and VI.

          (b) This Agreement, the Time Brokerage Agreements, the Confidentiality Agreement, dated May 29, 1996, among Evergreen, Greater Media, Inc. and Greater Washington Radio, Inc., and the exhibits and schedules hereto and thereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein or therein.

          (c) No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

          17.6  Interpretation.  The headings set forth in this Agreement are
                --------------
for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement. References herein to "GMI's knowledge" or the "knowledge of GMI" shall mean the actual knowledge of Thomas J. Milewski. References herein to "Evergreen's knowledge" or the "knowledge of Evergreen" shall mean the actual knowledge of Scott K. Ginsburg. Any reference to a "party" to this Agreement shall mean, in the case of Greater Media or Washington Radio, GMI, and, in the case of Evergreen Media, Bay State or Evergreen License Sub, Evergreen.

          17.7  Choice of Law; Jurisdiction.  The construction and performance
                ---------------------------
of this Agreement shall be governed by the laws of the State of New York without regard to its principles of conflict of laws, and the state and federal courts of New York shall have exclusive jurisdiction over any controversy or claim arising out of or relating to this Agreement.

          17.8  Notices.  All notices, requests, demands, letters, waivers and
                -------
other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered
                                                        -
personally, (b) mailed, certified or registered mail with postage prepaid, (c)
             -                                                              -
sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:
                                                   -
To Evergreen:

       c/o Evergreen Media Corporation of Los Angeles
       433 East Las Colinas Boulevard
       Suite 1130
       Irving, Texas  75039
       Attention:  Mr. Scott K. Ginsburg
       Phone:  (214) 869-9020
       Fax:    (214) 869-3671

Copy to:

       Latham & Watkins
       1001 Pennsylvania Avenue, N.W.
       Suite 1300
       Washington, D.C.  20004
       Attention:  Eric L. Bernthal, Esq.
       Phone:  (202) 637-2200
       Fax:    (202) 637-2201

To GMI:

       c/o Greater Media Radio, Inc.
       P.O. Box 1059
       Two Kennedy Boulevard
       East Brunswick, New Jersey  08816
       Attention:  Mr. Thomas J. Milewski
       Phone:  (908) 247-6161
       Fax:    (908) 247-4956

Copy to:

       Debevoise & Plimpton
       875 Third Avenue
       New York, New York  10022
       Attention:  Richard D. Bohm, Esq.
       Phone:  (212) 909-6226
       Fax:    (212) 909-6836
or to such other person or address as any party shall specify by notice in writing to the party entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received
(w) if by personal delivery on the day after such delivery, (x) if by certified
 -                                                           -
or registered mail, on the fifth Business Day after the mailing thereof, (y) if
                                                                          -
by next-day or overnight mail or delivery, on the day delivered or (z) if by
                                                                    -
fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

          17.9  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

          17.10  Further Assurances.  GMI shall at any time and from time to
                 ------------------
time after the Closing execute and deliver to Evergreen such further assignments, conveyances and other written assurances as Evergreen may reasonably request in order to vest and confirm in Evergreen (or its permitted assignees) the title and rights to and in all of the Washington Assets to be and intended to be assigned, transferred, conveyed and delivered hereunder. Evergreen shall at any time and from time to time after the Closing execute and deliver to GMI such further assignments, conveyances and other written assurances as GMI may reasonably request in order to vest and confirm in GMI (or its permitted assignees) the title and rights to and in all of the Boston Assets to be and intended to be assigned, transferred, conveyed and delivered hereunder. After the Closing, GMI and Evergreen will execute any further documents consistent with this Agreement, provide any further reasonably available information, and take any other actions not imposing significant financial or opera tional obligations in excess of the other obligations imposed by this Agreement, upon the request of the other party or based upon their reasonable determination that those actions are required to enable GMI or Evergreen, as the case may be, to effectuate this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agree ment to be duly executed as of the date first written above.

                            EVERGREEN MEDIA CORPORATION
                              OF LOS ANGELES

                            By:   ______________________________
                                  Name:_________________________
                                  Title:________________________


                            EVERGREEN MEDIA CORPORATION
                              OF THE BAY STATE

                            By:   ______________________________
                                  Name:_________________________
                                  Title:________________________


                            WKLB LICENSE CORP.

                            By:   ______________________________
                                  Name:_________________________
                                  Title:________________________


                            GREATER MEDIA RADIO, INC.

                            By:   ______________________________
                                  Name:_________________________
                                  Title:________________________


                            GREATER WASHINGTON RADIO, INC.

                            By:   ______________________________
                                  Name:_________________________
                                  Title:________________________